Exhibit (b)(2)

LOAN AGREEMENT

Guidance Line of Credit

THIS LOAN AGREEMENT (“Agreement”) is made and entered into as of August 5, 2013, by and between LEGACYTEXAS BANK (“Bank”) and UDF IV FINANCE VII, L.P., a Delaware limited partnership (“Borrower”).

RECITALS

A. Borrower has requested that Bank extend credit to Borrower as described in this Agreement.

B. Subject to and upon the provisions, terms and conditions of this Agreement, Bank is willing to make such credit available to Borrower and has agreed to lend to Borrower the amounts herein described for the purposes set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, the covenants, representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

ARTICLE 1
Certain Definitions

1.1. Definitions. As used in this Agreement, all exhibits and schedules hereto and in any note, certificate, report or other Loan Documents made or delivered pursuant to this Agreement, the following terms will have the meanings given such terms in Article One.

“Accounts” has the meaning assigned that term in the Security Agreement.

“Advance” means any disbursement of an amount or amounts to be loaned by Bank to Borrower hereunder or the reborrowing of amounts previously loaned hereunder.

“Advance Request” means, as of the date of preparation, a certificate requesting an Advance (in a form acceptable to Bank) prepared and executed by Borrower.

“Affiliate” means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person, (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock of such Person, or (c) ten percent (10%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term “control” means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by control, or otherwise; provided, however, in no event shall Bank be deemed an Affiliate of Borrower.

“Agreement” means this Loan Agreement, as the same may, from time to time, be amended, supplemented, or replaced.

“Allonge” means an allonge to a Mortgage Note in the form of allonge attached hereto as Exhibit C.

“Approved Purposes” means Borrower’s extension of (i) Finished Lot Loans to Finished Lot Obligors, and (ii) Development Loans to Development Loan Obligors and secured by Finished Lots; all in accordance with the terms and conditions of this Agreement.

“Article” and “Articles” have the meanings set forth in Section 11.2.

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“Assignment of Notes and Liens” means a Collateral Assignment of Notes and Liens and Security Agreement duly executed by Borrower assigning to Bank and granting Bank a first priority security interest in certain Mortgage Paper relating to a Mortgage Loan, in recordable form, and all like intervening instruments that have been executed with respect to such Mortgage Loan and which is in form and substance similar to Exhibit D hereto, as the same may be amended, supplemented and modified from time to time.

“Bank” means LegacyTexas Bank and its successors and assigns.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy” as now or hereafter in effect, or as successor thereto or any other present or future bankruptcy or insolvency statute.

“Borrower” means the Person identified as such in the introductory paragraph hereof, and its successors and assigns.

“Borrowing Base” means, at any time, an amount equal to the sum of the amounts calculated separately for each Eligible Mortgage Loan being an amount equal to the lesser of (a) SIXTY-FIVE PERCENT (65%) of the unpaid principal balance of the Eligible Mortgage Loan as of the date of calculation, or (b) SIXTY-FIVE PERCENT (65%) of the appraised value of the Finished Lots subject to the Mortgage securing the Eligible Mortgage Loan as of the date of calculation, based upon the most recent appraisal ordered, received and approved by Bank.

“Borrowing Base Certificate” means, as of any date of preparation, a certificate setting forth the Borrowing Base in substantially the form of Exhibit A attached hereto, prepared and certified by Borrower.

“Borrowing Limit” means the lesser of (a) the Borrowing Base, and (b) the Committed Sum.

“Business Day” means a day other than a Saturday, Sunday or a day on which commercial banks in Fort Worth, Texas, are authorized to be closed. Unless otherwise provided, the term “days” means calendar days.

“Capital Lease Obligation” means, with respect to any Person, the amount of Debt under a lease of property by such Person that would be shown as a liability on a balance sheet of such Person prepared for financial reporting purposes in accordance with GAAP, or other method of accounting acceptable to Bank.

“Cash Collateral Account” means a Deposit Account established and maintained by Borrower with Bank, and pledged as additional collateral security for the Indebtedness, and subject to the minimum balances described in Section 8.3 hereof.

“Closing Date” means August 5, 2013.

“Code” means the Uniform Commercial Code of the State of Texas or other applicable jurisdiction as it may be amended from time to time.

“Collateral” means all Mortgage Loans and the Mortgage Paper executed in connection therewith which have been assigned to Bank by Borrower, Accounts, Books and Records, Chattel Paper, Commercial Tort Claims, Deposit Accounts (inclusive of the Cash Collateral Account) (including all funds, certificates, checks, drafts, wire transfers, receipts and other earnings, profits, or other proceeds from time to time representing, evidencing, deposited into or held in Deposit Accounts), Documents, Equipment, Financial Assets, Fixtures, General Intangibles, Instruments, Intellectual Property, Inventory, Investment Property, Letter of Credit Rights, Pledged Equity, Stock Rights and Other Collateral, wherever located, in which Borrower now has or hereafter acquires any right or interest, and the Proceeds, insurance proceeds and products thereof, and any accessories thereto, substitutions therefor and replacements thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto.

“Commitment” means the obligation of Bank to make the Loans in an aggregate principal amount at any time outstanding up to but not to exceed in the aggregate the Borrowing Limit in effect from time to time.

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“Commitment Fee” means One Hundred Thousand and No/100 Dollars ($100,000.00).

“Committed Sum” means Ten Million and No/100 Dollars ($10,000,000.00).

“Compliance Certificate” means a certificate, substantially in the form of Exhibit B attached hereto, prepared and executed by Borrower.

“Construction Loan” means a loan made by Borrower to a Construction Loan Obligor to enable such Construction Loan Obligor to construct a Home on a Finished Lot situated in a subdivision located in the State of Texas approved in writing by the Bank.

“Construction Loan Obligors” means those Persons submitted by Borrower to Bank for approval as Construction Loan Obligors and, after receipt and review of all financial, background, and other information requested by Bank relating to such Persons, have been approved by Bank in writing as Construction Loan Obligors for purposes of this Agreement.

“Debt” means with respect to any Person at any time (without duplication), (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days; (d) all Capital Lease Obligations of such Person; (e) all Debt or other obligations of others guaranteed by such Person; (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person; (g) any other obligation for borrowed money or other financial accommodations which in accordance with GAAP, or other method of accounting acceptable to Bank, would be shown as a liability on the balance sheet of such Person; (h) any repurchase obligation or liability of a Person with respect to accounts, chattel paper or notes receivable sold by such Person; (i) any liability under a sale and leaseback transaction that is not a Capital Lease Obligation; (j) any obligation arising with respect to any other transaction that is the functional equivalent of borrowing but which does not constitute a liability on the balance sheets of a Person; (k) all payment and reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments; and (l) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interests in such Person or any other Person, valued, in the case of redeemable preferred stock interests, at the greater of its voluntary or involuntary liquidation preference plus all accrued and unpaid dividends.

“Debtor Relief Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar debtor relief Laws affecting the rights of creditors generally from time to time in effect.

“Default Interest Rate” has the meaning assigned to that term in the Note.

“Deposit Account” has the meaning assigned that term in the Security Agreement.

“Development Loan” means a loan made by Borrower to a Development Loan Obligor to enable such Development Loan Obligor to construct and develop a single-family residential subdivision, upon completion to consist of Finished Lots, situated in the State of Texas approved in writing by the Bank.

“Development Loan Obligors” means those Persons submitted by Borrower to Bank for approval as Development Loan Obligors and, after receipt and review of all financial, background, and other information requested by Bank relating to such Persons, have been approved by Bank in writing as Development Loan Obligors for purposes of this Agreement.

“Development Project” means the development of a single-family residential subdivision and related infrastructure, situated in the State of Texas approved in writing by the Bank.

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“Eligible Mortgage Loans” means at any time any Mortgage Loan created in the ordinary course of business for which Bank has received and approved an Underwriting Package and Bank has approved the loan, and satisfying the following requirements and conditions and continues to do so until paid in full:

(a) The Mortgage Paper relating to the Mortgage Loan is effectively assigned and pledged to Bank and in respect of which Bank has a first perfected Lien not subject to any other Liens or claims of any kind;

(b) The original executed Mortgage Note and an executed copy of the Mortgage relating to the Mortgage Loan and copies of all other Mortgage Paper related to the Mortgage Loan have been delivered to Bank and the original Mortgage Note has been endorsed payable to the order of Bank pursuant to an Allonge executed by Borrower;

(c) Bank has received and approved the appraisal relating to the Finished Lot subject to the Mortgage securing the Mortgage Loan and the appraised value set forth in the appraisal is acceptable to Bank;

(d) The Mortgage Loan is secured by a first and prior deed of trust lien encumbering a Finished Lot or Finished Lots;

(e) The Mortgage Loan is not a Construction Loan or a Development Loan unless the Development Project is completed resulting in Finished Lots;

(f) The Mortgage Loan is not secured by a “contract for deed”;

(g) The Mortgage Loan is current with respect to all scheduled payments of principal and accrued interest and no default exists thereunder;

(h) The Mortgage Paper relating to the Mortgage Loan has not been modified or amended to waive or defer any scheduled payment thereunder;

(i) The real property serving as collateral security for the Mortgage Loan lies in the State of Texas, except as otherwise approved by Bank in writing; and the real property consists entirely of Finished Lots located in a subdivision located in the State of Texas approved by Bank in writing;

(j) Each related Mortgage Note and Mortgage relating to the Mortgage Loan is genuine and is the legal, valid, binding and enforceable obligation of a Mortgage Loan Obligor, not subject to a right of rescission, set-off, counterclaim or defense;

(k) The Mortgage Note relating to the Mortgage Loan has not been extinguished under relevant state law in connection with a judgment of foreclosure or foreclosure sale or otherwise;

(l) The Mortgage relating to the Mortgage Loan is insured as a first and prior lien on the mortgaged property covered thereby by a loan policy of title insurance, issued by a title insurance company acceptable to Bank in an amount not less than the original principal amount of the Mortgage Note secured thereby;

(m) The mortgaged property subject to the Mortgage relating to the Mortgage Loan is not the subject to a foreclosure proceeding;

(n) The Mortgage Loan Obligor of the Mortgage Loan is not subject to a bankruptcy or insolvency proceeding; and

(o) If the Mortgage Loan is a Development Loan, construction and development of the Development Project subject to the Mortgage securing the Mortgage Loan has been completed, resulting in Finished Lots.

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“Eligible Mortgage Paper” means all Mortgage Paper relating to Eligible Mortgage Loans.

“Environmental Laws” means any and all federal, state, and local laws, regulations, judicial decisions, orders, decrees, plans, rules, permits, licenses, and other governmental restrictions and requirements pertaining to health, safety, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901, et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651, et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Clean Water Act, 33 U.S.C. § 1251, et seq., and the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq., as the same may be amended or supplemented from time to time.

“Environmental Liabilities” means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment, resulting from the past, present, or future operations of such Person or its Affiliates.

“Equipment” has the meaning assigned that term in the Security Agreement.

“Event of Default” has the meaning set forth in Article Nine of this Loan Agreement.

“Finished Lot” means an entire unimproved but fully developed and platted single family residential lot.

“Finished Lot Loan” means a loan by Borrower to a Finished Lot Loan Obligor to enable such Finished Loan Obligor to acquire or finance one or more Finished Lots in a subdivision located in the State of Texas approved by Bank in writing.

“Finished Lot Loan Obligors” means those Persons submitted by Borrower to Bank for approval as Finished Lot Obligors and, after receipt and review of all financial, background and other information requested by Bank relating to such Persons, have been approved by Bank in writing as finished Lot Loan Obligors for purposes of this Agreement.

“GAAP” means generally accepted accounting principles, applied on a consistent basis, set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board which are applicable under the circumstances and in effect as of the date in question; provided, that the phrase “applied on a consistent basis” means that the accounting principles applied in the current period be comparable in all material respects to those applied in preceding periods, except to the extent that a deviation therefrom is expressly permitted by this Agreement.

“General Partner of Borrower” means UDF IV FINANCE VII MANAGER, LLC, a Delaware limited liability company.

“Governmental Authority” means the United States, the state, the county, the city or any other political subdivision in which the Collateral is located, and any court or political subdivision, agency, or instrumentality having jurisdiction over Borrower, any guarantor or any of the Collateral.

“Guarantor” means any Person who from time to time guarantees all or any part of the Indebtedness including, without limitation, UNITED DEVELOPMENT FUNDING IV, a real estate investment trust organized under the laws of the State of Maryland.

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“Guaranty” means a written guaranty of each Guarantor in favor of Bank, in form and substance satisfactory to Bank, as the same may be amended, modified, restated, renewed, replaced, extended, supplemented or otherwise changed from time to time.

“Hazardous Material” means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, asbestos, petroleum, and polychlorinated biphenyls.

“Home” means improvements consisting of a detached single family residential structure and related amenities.

“Inchoate Lien” means any Tax Lien for Taxes not yet due and payable and any mechanic’s Lien and materialman’s Lien for services or materials for which payment is not yet due.

“Indebtedness” means all present and future indebtedness, obligations, and liabilities of Borrower to Bank, including all direct and contingent obligations arising under letters of credit, banker’s acceptances, bank guaranties and similar instruments, overdrafts, Automated Clearing House obligations, and all other financial accommodations which could be considered a liability under GAAP, or other method of accounting acceptable to Bank, and all renewals, extensions, and modifications thereof, or any part thereof, now or hereafter owed to Bank by Borrower, and all interest accruing thereon and costs, expenses, and reasonable attorneys’ fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligation, and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, but not limited to, the indebtedness, obligations, and liabilities evidenced, secured, or arising pursuant to any of the Loan Documents and all renewals and extensions thereof, or any part thereof, and all present and future amendments thereto.

“Inventory” has the meaning assigned that term in the Security Agreement.

“Laws” means all statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of the United States, any city or municipality, state, commonwealth, nation, country, territory, possession, or any Tribunal.

“Leases” means those certain lease agreements between the owners of the real property on which any part of Borrower’s business is operated, as landlord, and Borrower, as tenant, pertaining to the lease of such real property.

“Leverage Ratio” means, in respect of a Person and as of any date of computation, the ratio of (a) Liabilities to (b) Tangible Net Worth.

“Liabilities” means, at any particular time, all Debt and other amounts which in conformity with GAAP, or other method of accounting acceptable to Bank, would be included as liabilities on a balance sheet of a Person.

“Lien” means any lien, security interest, Tax lien, mechanic’s lien, materialman’s lien, or other encumbrance, whether arising by contract or under Law.

“Litigation” means any proceeding, claim, lawsuit, and/or investigation conducted or threatened by or before any Tribunal, including, but not limited to, proceedings, claims, lawsuits, and/or investigations under or pursuant to any environmental, occupational safety and health, antitrust, unfair competition, securities, Tax, or other Law, or under or pursuant to any agreement, document, or instrument.

“Loan Documents” mean this Agreement, the Note, the Guaranty, the Security Documents, and any and all other agreements, documents, and instruments executed and delivered pursuant to the terms of this Agreement, and any future amendments hereto, or restatements hereof, or pursuant to the terms of any of the other loan documents, together with any and all renewals, extensions, and restatements of, and amendments and modifications to, any such agreements, documents, and instruments.

“Loans” has the meaning set forth in Section 2.1.

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“Material Adverse Effect” means any set of circumstances or events which with respect to Borrower or any other Obligated Party which (a) could reasonably be expected to have a material adverse effect upon the validity, performance, or enforceability of any Loan Document against Borrower or any other Obligated Party, (b) is or could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise), properties, liabilities (actual or contingent), business operations or prospects of Borrower or any other Obligated Party, (c) could reasonably be expected to materially impair the ability of Borrower or any other Obligated Party to pay the Indebtedness or to fulfill the Obligations under the Loan Documents, (d) could reasonably be expected to cause an Event of Default, or (e) could reasonably be expected to have any material adverse effect on the priority of the Liens under any of the Loan Documents.

“Maximum Rate” means the maximum non-usurious rate of interest (or, if the context so requires, an amount calculated at such rate) which Bank is allowed to contract for, charge, take, reserve, or receive in this transaction under applicable federal or state (whichever is higher) Law from time to time in effect after taking into account, to the extent required by applicable federal or state (whichever is higher) Law from time to time in effect, any and all relevant payments or charges under the Loan Documents.

“Mortgage” means a deed of trust, on standard form and in form and substance satisfactory to Bank, securing a Mortgage Note and granting a perfected first priority lien on a Finished Lot.

“Mortgage Assignment” means an instrument duly executed by Borrower and in recordable form assigning the Mortgage Paper related to a Mortgage Loan, to Bank and all like intervening instruments that have been executed with respect to such Mortgage Loan and which is in form and substance similar to Exhibit E hereto.

“Mortgage Collateral” all Mortgage Notes (a) which are made payable to the order of Borrower or have been endorsed (without restriction or limitation) payable to the order of Borrower, (b) which have been assigned to Bank and in which Bank has been granted and continues to hold a perfected first priority security interest, (c) which are in form and substance acceptable to Bank in its reasonable discretion, (d) and which are secured by Mortgages.

“Mortgage Loan” means a Finished Lot Loan or a Development Loan which, in each instance, is evidenced by a Mortgage Note and secured by a Mortgage, together with the rights of a holder thereof and payments thereon and proceeds therefrom.

“Mortgage Loan Obligors” means the Construction Loan Obligors, Finished Lot Loan Obligors and Development Loan Obligors.

“Mortgage Note” means a promissory note or other evidence of indebtedness evidencing the indebtedness of Mortgage Loan Obligor under a Mortgage Loan.

“Mortgage Paper” with respect to each Mortgage Loan, the Mortgage Note, the Mortgage, any guaranty agreements, and all other documents, instruments and agreements relating to such Mortgage Loan, including, without limitation, the loan policy of title insurance or interim construction binder, as applicable, the appraisal, the budget, and the plans for the Home relating to such Mortgage Loan.

“Note” means the promissory note, dated the Closing Date, in the original principal amount of the Commitment Amount executed by Borrower and payable to the order of Bank, in form and substance satisfactory to Bank, and all renewals, amendments, extensions, replacements, increases and modifications thereof.

“Obligated Party” means Borrower, each Guarantor or any other Person who is or becomes party to any agreement that guarantees or secures payment and performance of the Indebtedness and/or the Obligations or any part thereof.

“Obligations” means any and all of the covenants, conditions, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by Borrower or any other Obligated Party to Bank as set forth in the Loan Documents.

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“Other Collateral” has the meaning assigned that term in the Security Agreement.

“Organizational Documents” means (a) in the case of a corporation, its articles or certificate of incorporation and bylaws, (b) in the case of a general partnership, its partnership agreement, (c) in the case of a limited partnership, its certificate of limited partnership and partnership agreement, (d) in the case of a limited liability company, its articles of organization and operating agreement or regulations, and (e) in the case of any other entity, its organizational and governance documents and agreements.

“Permitted Businesses” mean, with respect to Borrower, those businesses in which Borrower is engaged as of the Closing Date.

“Permitted Liens” means all (a) Inchoate Liens, (b) Liens created by or pursuant to the Loan Documents in favor of Bank, (c) all Liens described in Schedule Two, and all renewals and extensions of the foregoing.

“Person” means any individual, firm, corporation, limited liability company, association, partnership, joint venture, trust, other entity, or a Tribunal.

“Principal Balance” means the aggregate unpaid principal balance of the Note on any date of determination.

“Proceeds” has the meaning assigned that term in the Security Agreement.

“Release” means, as to any Person, any release, spill, emissions, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property.

“Remedial Action” means all actions required to (a) clean up, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

“Rights” mean any remedies, powers, and privileges exercisable by Bank under the Loan Documents, at Law, equity, or otherwise.

“Section” and “Sections” have the meanings set forth in Section 11.2.

“Security Agreement” means the Pledge and Security Agreement dated as of the Closing Date, executed by Borrower in favor of Bank, in form and substance satisfactory to Bank, as the same may be amended, restated, supplemented or modified from time to time.

“Security Documents” means this Agreement, the Assignment of Notes and Liens, the Security Agreement, each Mortgage Assignment, each Guaranty, and each other pledge agreement, security agreement or similar agreement or document required by or delivered to Bank from time to time that purports to create a Lien in favor of any of Bank to secure payment or performance of Indebtedness and/or Obligations or any portion thereof.

“Subsection” and “Subsections” have the meanings set forth in Section 11.2.

“Subsidiary(ies)” means any entity more than fifty percent (50%) of whose ownership, equity or voting interest now or hereafter is owned directly or indirectly by Borrower or any Subsidiary or may be voted by Borrower or any Subsidiary.

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“Tangible Net Worth” means, for any Person at any particular time, (i) such Person’s assets less liabilities as shown on such Person’s balance sheet, as such amounts are determined in conformity with GAAP, or other method of accounting acceptable to Bank; less (ii) all assets which are properly classified as intangible assets.

“Taxes” means all taxes (including withholding), assessments, fees, levies, imposts, duties, deductions, withholdings, or other charges of any nature whatsoever from time to time or at any time imposed by any Laws or by any Tribunal, excluding state and local sales and use taxes.

“Tribunal” means any state, commonwealth, federal, foreign, territorial, or other court or governmental department, commission, board, bureau, agency, or instrumentality.

“Tribunal Proceedings” has the meaning set forth in Section 5.4.

“Underwriting Package” means a package of information related to a Mortgage Loan used by Borrower in its underwriting and approval of the Mortgage Loan, including project and property description, information and details, market analysis, payoff analysis, financial analysis, collateral property appraisal, environmental site reports and assessments, and such other information and supporting documentation as Bank may require in its sole discretion.

1.2. Accounting Matters. Any accounting term used in this Agreement or the other Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, or other method of accounting acceptable to Bank, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP, or other method of accounting acceptable to Bank, consistently applied. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP, or other method of accounting acceptable to Bank” shall in no way be construed to limit the foregoing.

1.3. Headings. The headings, captions, and arrangements used in any of the Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Documents no to affect the meaning thereof.

1.4. Number and Gender of Words. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate. Reference herein to Borrower shall mean, jointly and severally, each Person comprising same.

1.5. Articles, Sections and Exhibits. All references herein to “Articles” and “Sections” are, unless specified otherwise, references to articles and sections of this Agreement. All references herein to an “Exhibit” or “Schedule” are references to exhibits or schedules attached hereto, all of which are made a part hereof for all purposes, the same as if set forth herein verbatim, it being understood that if any exhibit or schedule attached hereto which is to be executed and delivered, contains blanks, the same shall be completed correctly and in accordance with the terms and provisions contained and as contemplated herein prior to or at the time of the execution and delivery thereof. The words “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” when used in this Agreement shall refer to the entire Agreement and not to any particular provision or section.

ARTICLE 2
GUIDANCE LINE; Commitment to Lend; Terms of Payment

2.1. Guidance Line; Loans. Subject to and upon the terms and conditions of this Agreement, Bank agrees to make one or more Advances (hereinafter called, individually, a “Loan” and, collectively, the “Loans”) to Borrower for Approved Purposes in an aggregate principal amount at any one time outstanding up to but not exceeding the Borrowing Limit. THIS CREDIT FACILITY IS A “GUIDANCE” TYPE OF FACILITY IN THAT BANK MUST HAVE RECEIVED A FULL UNDERWRITING PACKAGE AND MUST HAVE RECEIVED INTERNAL APPROVAL OF EACH MORTGAGE LOAN AS A CONDITION PRECEDENT TO ANY SUCH MORTGAGE LOAN BEING AN ELIGIBLE MORTGAGE LOAN HEREUNDER. Within the limit of the Borrowing Limit in effect from time to time, Borrower may borrow, repay, and reborrow at any time and from time to time from the Closing Date to the earlier of (a) the maturity date of the Note, or (b) the termination of Bank’s Commitment hereunder. If, by virtue of payments made on the Note, the principal amount owed on the Note during its term reaches zero at any point, Borrower agrees that all of the Collateral and all of the Loan Documents shall remain in full force and effect to secure any Advances made thereafter, and Bank shall be fully entitled to rely on all of the Collateral and all of the Loan Documents unless an appropriate release of all or any part of the Collateral or all or any part of the Loan Documents has been executed by Bank. The Principal Balance may not exceed the Borrowing Limit at any time.

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2.2. Note. The Loans shall be evidenced by, be repayable, and accrue interest in accordance with, the Note. Subject to the terms and conditions in this Agreement, the Note, and the other Loan Documents, Borrower may borrow, repay, and reborrow under the Note. The unpaid principal balance of the Note shall be repaid as provided therein.

2.3. Borrowing Procedure. Borrower shall give Bank notice of each Loan by means of a written request containing the information required by Bank and delivered (by hand or by mechanically confirmed facsimile) to Bank no later than 10:00 a.m. (Texas time) on the day one (1) day before the day on which the Loan is desired to be funded. Bank, at its option, may accept telephonic requests for such Advances, provided that such acceptance shall not constitute a waiver of Bank’s right to require delivery of a written request in connection with subsequent Loans. Any telephonic request for a Loan by Borrower shall be promptly confirmed by submission of a properly completed written request to Bank, but failure to deliver a written request shall not be a defense to payment of a Loan. Bank shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Bank’s honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically, by facsimile or electronically, and purporting to have been sent to Bank by Borrower and Bank shall have no duty to verify the origin of any such communication or the identity or authority of the Person sending it. Subject to the terms and conditions of this Agreement, each Loan shall be made available to Borrower by depositing the same, in immediately available funds, in an account of Borrower designated by Borrower maintained with Bank.

2.4. Payments. If a scheduled payment under the Note is not made in a timely manner, Bank is authorized by Borrower to debit the amount of any such payments from the general deposit account of Borrower with Bank. If at any time the Principal Balance exceeds the Borrowing Limit, Borrower shall immediately repay to Bank an amount sufficient to eliminate such excess.

2.5. Purpose of Loans. Borrower represents that the proceeds of the Loans will be used only for Approved Purposes.

2.6. Sale of Participations. Bank may, from time to time and without notice to Borrower, sell or offer to sell the Indebtedness, or interests therein, to one or more assignees or participants and Bank is hereby authorized to disseminate and disclose any information (whether or not confidential or proprietary in nature) Bank now has or may hereafter obtain pertaining to Borrower, the Indebtedness or the Loan Documents (including, without limitation, any credit or other information regarding Borrower, any of its principals, or any other person or entity liable, directly or indirectly, for any part of the Loan, to (a) any assignee or participant or any prospective assignee or prospective participant, (b) any regulatory body having jurisdiction over Bank or the Indebtedness, and (c) any other persons or entities as may be necessary or appropriate in Bank’s reasonable judgment). Bank, as a courtesy to Borrower, will endeavor to notify Borrower of any such assignees or participants, or prospective assignees or participants, to which Bank disseminates any of the information described above.

2.7. Order of Application. Except as otherwise provided in the Loan Documents or otherwise agreed by Bank, all payments and prepayments of the Indebtedness, including proceeds from the exercise of any Rights under the Loan Documents or proceeds of any of the Collateral, shall be applied to the Indebtedness in the following order, any instructions from Borrower to the contrary notwithstanding: (a) to the expenses for which Bank shall not have been reimbursed under the Loan Documents, and then to all indemnified amounts due under the Loan Documents; (b) to fees then owed Bank hereunder; (c) to accrued interest on the portion of the Indebtedness being paid or prepaid; (d) to the portion of the principal being paid or prepaid; (e) to the remaining accrued interest on the Indebtedness; (f) to the remaining principal; and (g) to the remaining Indebtedness. All amounts remaining after the foregoing application of funds shall be paid to Borrower.

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2.8. Commitment Fee. Borrower shall pay to Bank the Commitment Fee for agreeing to make the Loans. The Commitment Fee shall be due and payable by Borrower to Bank on or before the Closing Date.

2.9. Lockbox and Account Collections. Upon the occurrence of Default and written request from Bank, Borrower will maintain under such written agreements as Bank requires, as security for the Indebtedness, a lockbox (“Lockbox”) and depository account in the name of Bank (“Depository Account”). All payments from the Mortgage Loan Obligors with respect to Mortgage Loans and for all other account debtors of Borrower will be deposited directly into the Depository Account, and Bank is authorized to transfer to the Depository Account any funds which are Mortgage Loan Obligors or other account debtor payments but which have been deposited into any other depository account of Borrower at Bank. Borrower agrees that Bank will have all right, title and interest in and to all items and funds from time to time in the Depository Account. Checks received into the Depository Account will not be considered good funds until Bank has effected final settlement with respect thereto. After an Event of Default has occurred, Bank is authorized to apply any and all funds in the Depository Account at any time, and from time to time, to the Indebtedness (to the extent then due and payable) in any order Bank may elect.

Upon written notice to Borrower from Bank, Borrower will advise the Mortgage Loan Obligors and all of its other account debtors to direct their payments to the Lockbox, at the address established by the Lockbox arrangements. All payments received into the Lockbox will be deposited into the Depository Account for disposition as set forth above in this Section.

ARTICLE 3
Collateral

3.1. Security Interests. Borrower hereby pledges, assigns and grants to Bank a continuing first priority security interest in all of Borrower’s right, title and interest in and to all of the Collateral to secure the prompt and complete payment and performance when due of all of the Indebtedness and all of the Obligations.

3.2. Borrower Remains Liable. Notwithstanding anything to the contrary contained herein, (a) Borrower and each other Obligated Party shall remain liable under the contracts and agreements to which such Person is a party and which are included in the Collateral and shall perform all of its respective duties and obligations thereunder to the same extent as if this Agreement had not been executed, and (b) Bank shall not have any obligation or liability under any of the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Bank be obligated to perform any of the obligations or duties of Borrower or any other Obligated Party thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

3.3. Authorization to File Financing Statements. Borrower hereby irrevocably authorizes Bank at any time and from time to time to prepare and file one or more financing statements (and any continuation statements and amendments thereto) describing the Collateral whether or not the Borrower’s signature appears thereon.

ARTICLE 4
Conditions Precedent to Lending

4.1. Initial Extension of Credit. The obligation of Bank to make the initial Advance under the Note is subject to the condition precedent that Bank shall have received on or before the day of such Advance all of the following, each dated (as applicable and unless otherwise indicated) on or as of the Closing Date, in form and substance satisfactory to Bank:

(a) Resolutions. Resolutions of the Board of Directors (or other governing body) of Borrower and each other Obligated Party certified by the Secretary (or other custodian of records) of Borrower and each other Obligated Party which authorize the execution, delivery, and performance by Borrower or any such Obligated Party of this Agreement and the other Loan Documents to which Borrower or any such Obligated Party is or is to be a party;

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(b) Incumbency Certificate. A certificate of incumbency certified by an authorized officer or representative certifying the names of the individuals or other Persons authorized to sign this Agreement and the other Loan Documents to which Borrower or any other Obligated Party is or is to be a party on behalf of Borrower or any such Obligated Party together with specimen signatures of such Persons;

(c) Organizational Documents. The Organizational Documents for Borrower and each other Obligated Party as of a date acceptable to Bank;

(d) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation or organization of Borrower and each other Obligated Party as to the existence and good standing of Borrower or any such Obligated Party, each dated within ten (10) days prior to the date of the initial Advance;

(e) Note. The Note, executed by Borrower;

(f) Loan Agreement. This Agreement, executed by Borrower;

(g) Insurance Matters. Copies of insurance certificates describing all insurance policies required by the Agreement and the other Loan Documents, together with loss payable and Bank endorsements in favor of Bank with respect to all insurance policies covering Collateral;

(h) Fees. Payment of the Commitment Fee from the Borrower;

(i) Guaranty. The Guaranty executed by Guarantor;

(j) Security Documents. The Security Documents executed by each party thereto;

(k) Other Loan Documents. Each other Loan Document, duly executed by each Obligated Party which is a party thereto;

(l) UCC Search. The results of a UCC search showing all financing statements and other documents or instruments on file against Borrower in the offices of the Secretaries of State of Texas and Delaware;

(m) Attorneys’ Fees and Expenses. Evidence that the costs and expenses (including reasonable attorneys’ fees) referred to in Section 6.5, to the extent incurred, shall have been paid in full by Borrower; and

(n) Additional Items. The additional items set forth on Schedule One.

4.2. Conditions for All Advances. In addition to the conditions precedent stated elsewhere herein, Bank shall not be obligated to make any Advance unless:

(a) Representations and Warranties. The representations and warranties made by Borrower and each Obligated Party in the Loan Documents are true and correct at and as of the time the Advance is to be made, and the request for an Advance shall constitute the representation and warranty by Borrower that such representations and warranties are true and correct at such time.

(b) No Event of Default. On the date of, and upon receipt of, the Advance, no Event of Default, and no event which, with the lapse of time or notice or both, could reasonably be expected to become an Event of Default, shall have occurred and be continuing.

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(c) Advance Request. Bank has received an Advance Request, as well as such other documents, certificates, agreements, instruments and evidences as Bank may reasonably request, including, but not limited to, a Borrowing Base Certificate.

(d) Form of Eligible Mortgage Paper. Bank shall have received a full Underwriting Package with respect to each Eligible Mortgage Loan, and Bank shall have internally-approved each Eligible Mortgage Loan for inclusion in the Borrowing Base; and Bank has approved the form and content of any and all Mortgage Paper to be assigned and pledged to Bank;

(e) Assignment of Eligible Mortgage Paper. All Eligible Mortgage Paper has been assigned and pledged to Bank as follows:

(i) All Eligible Mortgage Paper has been assigned and pledged to Bank, in form and substance satisfactory to Bank, including, without limitation, the execution by Borrower of the Assignment of Notes and Liens and a Mortgage Assignment;

(ii) All Mortgage Notes relating to Eligible Mortgage Loans have been properly endorsed by Borrower to Bank with full recourse against Borrower with such endorsement being evidenced by an Allonge affixed to each Mortgage Note, and executed by Borrower in form/content acceptable to Bank; and

(iii) The Mortgage Paper (original copies, if required by Bank) relating to the Eligible Mortgage Loans has been delivered to Bank.

(f) Insurance. If required by Bank, Bank shall have received insurance certificates in form acceptable to Bank (i) with respect to each Finished Lot Loan and each Construction Loan, showing Bank as “additional insured” with respect to commercial liability insurance maintained by the Mortgage Loan Obligor, and (ii) with respect to each Construction Loan, showing Bank as “additional loss payee” with respect to builder’s risk insurance or commercial property insurance, as applicable, required with respect to the property serving as collateral security for each such Construction Loan.

(g) Underlying Diligence Documentation. Bank shall have received the Schedule B title exception documents referenced in the loan title policy of title insurance pertaining to each Mortgage Loan, recorded subdivision plats and surveys, pertaining to the real property serving as collateral security for each Mortgage Loan.

(h) Additional Documentation. Bank shall have received the settlement statements from the Mortgage Loan closings, tax certificates on the lots or other real property serving as collateral for the Mortgage Loans, certificates of liability and property insurance regarding the real property serving as collateral for the Mortgage Loans, and such additional approvals or documents as Bank may reasonably request.

Each Advance hereunder shall be deemed to be a representation and warranty by the Borrower to Bank that the conditions specified in this Section 4.2 have been satisfied on and as of the date of the applicable Advance.

ARTICLE 5
Representations and Warranties

Borrower represents and warrants to Bank as follows:

5.1. Existence. Borrower is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is duly qualified to transact business as a foreign limited partnership in each jurisdiction where the nature and extent of its business and property requires the same. Borrower does not conduct business under any tradename other than as described on Schedule Two attached hereto.

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5.2. Authorization. Borrower possesses all requisite authority, power, licenses, permits, and franchises to conduct its business and execute, deliver, and comply with the terms of the Loan Documents. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms and provisions hereof, the making of the Loans, and the execution, issuance, and delivery of the Loan Documents have been duly authorized and approved by all necessary entity action on the part of Borrower. No consent or approval of any Tribunal or any other Person is required in order for Borrower to legally execute, deliver, and comply with the terms of the Loan Documents.

5.3. Properties; Permitted Liens. Borrower has good and indefeasible title to all of its real properties and good and marketable title to all of its other properties and assets and to the Collateral, in each case free and clear of any Liens except the Permitted Liens. Borrower has full power and authority to grant to Bank the security interest in the Collateral pursuant to the Loan Documents. When financing statements have been filed in the appropriate offices against Borrower with respect to any Collateral, Bank will have a fully perfected first priority security interest in that portion of the Collateral in which a security interest may be perfected by filing, subject only to any Permitted Liens.

5.4. Compliance with Laws and Documents. Borrower is not, nor will the execution, delivery, and performance of and compliance with the terms of the Loan Documents cause Borrower to be, in violation of any Laws or in default (nor has any event occurred which, with the giving of notice or lapse of time or both, could constitute such a default) under any contract in any respect which could have a Material Adverse Effect. During the past five (5) years, there have been no proceedings, claims, or (to the best of Borrower’s knowledge) investigations against or involving Borrower by any Tribunal under or pursuant to any environmental, occupational safety and health, antitrust, unfair competition, securities, or other Laws which could have a Material Adverse Effect, except those described on Schedule Two attached hereto (the “Tribunal Proceedings”).

5.5. Litigation. Borrower is not involved in, nor is Borrower aware of the threat of, any Litigation which could reasonably be expected to have a Material Adverse Effect, and there are no outstanding or unpaid judgments against Borrower.

5.6. Taxes. All federal, state, foreign, and other Tax returns of Borrower required to be filed have been filed, all federal, state, foreign, and other Taxes imposed upon Borrower which are due and payable have been paid, and no material amounts of Taxes not reflected on such returns are payable by Borrower, other than Taxes being contested in good faith by appropriate legal proceedings.

5.7. Enforceability of Loan Documents. All Loan Documents when duly executed and delivered by Borrower will constitute legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their terms subject to Debtor Relief Laws and except that the availability of equitable remedies may be limited.

5.8. Financial Statements. All financial statements of Borrower heretofore and hereafter to be delivered to Bank have been and shall continue to be prepared in accordance with GAAP, or other method of accounting acceptable to Bank (subject to the absence of notes for interim financial statements), and do and shall fairly represent the financial condition of Borrower as of the date of each such financial statement (subject to reasonable year end adjustments for interim financial statements). There are and shall be no material liabilities, direct or indirect, fixed or contingent, as of the date of each such financial statement which are not reflected therein or in the notes thereto. Except for transactions directly related to, or specifically contemplated by, this Agreement and transactions heretofore disclosed in writing to Bank, there has been no material adverse change in the financial condition of Borrower as shown by the Current Financial Statements for Borrower between the date of such Current Financial Statements and the date hereof, nor has Borrower incurred any material liability, direct or indirect, fixed, or contingent, except as otherwise disclosed to and approved in writing by Bank. Neither Borrower nor any of its Subsidiaries has any material Debt, other contingent liabilities, liabilities for taxes, any long-term lease obligations or unusual forward or long-term commitments, or any Hedge Agreement or other transaction or obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph.

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5.9. Regulation U. The proceeds of the Advances are not and will not be used directly or indirectly for the purpose of purchasing or carrying, or for the purpose of extending credit to others for the purpose of purchasing or carrying, any “margin stock” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

5.10. Subsidiaries. Borrower has no Subsidiaries as of the date of this Agreement except those described on Schedule Two. There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments of any nature relating to any equity interests of the Borrower or any Obligated Party, except as created by the Loan Documents.

5.11. Other Debt. Except as set forth on Schedule Two attached hereto, Borrower is not directly, indirectly, or contingently obligated with respect to any Debt as of the Closing Date. To the best of Borrower’s knowledge and belief, Borrower is not in default in the payment of the principal of or interest on any such Debt.

5.12. Regulatory Acts. Borrower is not an “investment company” or “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or is subject to regulation under the Federal Power Act, the Interstate Commerce Act, or any other Law (other than Regulation X of the Board of Governors of the Federal Reserve System) which regulates the incurring by Borrower or Guarantor of debt, including, but not limited to, Laws regulating common or contract carriers or the sale of electricity, gas, steam, water, or other public utility serves. All Inventory of Borrower has been and will hereafter be produced in compliance with all applicable Laws.

5.13. Environmental Matters. To the best knowledge of Borrower after due inquiry:

(a) Borrower and all of its properties, assets, and operations are in full compliance with all Environmental Laws. Borrower is not aware of nor has Borrower received notice of any past, present, or future conditions, events, activities, practices or incidents which may interfere with or prevent the compliance or continued compliance of Borrower and the Subsidiaries with all Environmental Laws;

(b) Borrower has obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and Borrower is in compliance with all of the terms and conditions of such permits;

(c) No Hazardous Materials (except in nominal amount) exist on, about, or within or have been used, generated, stored, transported, disposed of on, or Released from any of the properties or assets of Borrower. The use which Borrower makes and intends to make of its properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their properties or assets;

(d) Neither Borrower nor any of its currently or previously owned or leased properties or operations is subject to any outstanding or threatened order from or agreement with any Tribunal or other Person or subject to any judicial or docketed administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release;

(e) There are no conditions or circumstances associated with the currently or previously owned or leased properties or operations of Borrower that could reasonably be expected to give rise to any Environmental Liabilities;

(f) Borrower has not filed or failed to file any notice required under applicable Environmental Law reporting a Release; and

(g) No Lien arising under any Environmental Law has attached to any property or revenues of Borrower.

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5.14. Locations. The location of Borrower’s chief executive office and all other locations where Borrower conducts its business are disclosed in Schedule Two.

5.15. General. There is no significant material fact or condition relating to the financial condition and business of Borrower, or the Collateral which has not been disclosed in writing to Bank, and all writings heretofore or hereafter exhibited, made, or delivered to Bank by or on behalf of Borrower are and will be genuine and in all respects what they purport and appear to be.

5.16. Intellectual Property. All material Intellectual Property owned or used by the Borrower, or any Subsidiary is listed, together with application or registration numbers, where applicable, in Schedule Two. Each Person identified on Schedule Two owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license could not reasonably be expected to have a material adverse effect. Each Person identified on Schedule Two will maintain the patenting and registration of all Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or other appropriate Governmental Authority and each Person identified on Schedule Two will promptly patent or register, as the case may be, all new Intellectual Property and notify the Bank in writing five (5) Business Days prior to filing any such new patent or registration.

5.17. Solvency. Borrower and each Subsidiary are solvent and generally able to pay their debts as they come due.

5.18. Individual Mortgage Loans. Borrower hereby represents and warrants with respect to each Mortgage Note and Mortgage Loan that is part of the Collateral:

(a) Borrower has good and marketable title to each Mortgage Note and Mortgage, is the sole owner thereof and has full right to pledge the Mortgage Loan to Bank free and clear of any other Lien, except any such Lien which has been disclosed to Bank in writing and which is permitted hereunder;

(b) To the best knowledge of Borrower, there is no default, breach, violation or event of acceleration existing under any Mortgage Paper and there is no event which, with the passage of time or with notice and/or the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration and no such default, breach, violation or event of acceleration has been waived;

(c) To the best knowledge of Borrower, the physical condition of the real property, improvements, and personal property subject to the Mortgage has not deteriorated since the date of origination of the related Mortgage Loan (normal wear and tear excepted) and there is no proceeding pending for the total or partial condemnation of any of the related mortgaged property;

(d) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the related real property, improvements, and personal property subject to the Mortgage of the benefits of the security provided thereby, including, (i) in the case of a Mortgage, by trustee’s sale, and (ii) otherwise, by judicial foreclosure;

(e) Each Mortgage Loan is a first lien Finished Lot Loan, has been underwritten by the Borrower in accordance with Borrower’s then current underwriting guidelines;

(f) No Mortgage Loan is a loan in respect of the construction of a townhome, duplex or condominium or the purchase of a manufactured home or mobile home or the land on which a manufactured home or mobile home will be placed; no Mortgage securing a Mortgage Loan secures commercial property;

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(g) The origination practices used by Borrower and the collection practices used by Borrower with respect to each Mortgage Loan have been in all material respects legal, proper, prudent and customary in the loan origination and servicing business;

(h) To the best knowledge of Borrower, each Mortgage Loan was originated in compliance with all applicable laws and no fraud or misrepresentation was committed by any Person in connection therewith;

(i) To the best knowledge of Borrower, all real property taxes and assessments due and owing have been paid current and are not delinquent or past-due with respect to the real properties serving as collateral security for each of the Mortgage Loans;

(j) Borrower has provided Bank with true and correct copies of each of lot purchase contract or other purchase contract relating to the sale of and with respect to the real properties serving as collateral security for each of the Mortgage Loans, and Borrower has provided Bank with true and correct copies of each amendment or modification relating to each such purchase contracts;

(k) To the best knowledge of Borrower after due inquiry:

(i) All of the real property securing the Mortgage Loan, including without limitation, each Lot, is in full compliance with all Environmental Laws. Borrower is not aware of nor has Borrower received notice of any past, present, or future conditions, events, activities, practices or incidents which may interfere with or prevent the compliance or continued compliance with the Environmental Laws of any of such collateral real property or of any Mortgage Loan Obligor;

(ii) Each Mortgage Loan Obligor has obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and each Mortgage Loan Obligor is in compliance with all of the terms and conditions of such permits;

(iii) No Hazardous Materials (except in nominal amount) exist on, about, or within or have been used, generated, stored, transported, disposed of on, or Released from any of the real properties collateral securing the Mortgage Loans. The use which each Mortgage Loan Obligor makes and intends to make of its respective real properties which serve as collateral for a Mortgage Loan, will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of such real properties;

(iv) No Mortgage Loan Obligor or any of the real properties serving as collateral for a Mortgage Loan is subject to any outstanding or threatened order from or agreement with any Tribunal or other Person or subject to any judicial or docketed administrative proceeding with respect to (a) failure to comply with Environmental Laws, (b) Remedial Action, or (c) any Environmental Liabilities arising from a Release or threatened Release;

(v) There are no conditions or circumstances associated with any real properties serving as collateral for a Mortgage Loan that could reasonably be expected to give rise to any Environmental Liabilities;

(vi) No Mortgage Loan Obligor has filed or failed to file any notice required under applicable Environmental Law reporting a Release; and

(vii) No Lien arising under any Environmental Law has attached to any real property serving as collateral for a Mortgage Loan.

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ARTICLE 6
Affirmative Covenants

So long as Bank is committed to make Advances hereunder, and thereafter until payment and performance in full of all of the Indebtedness and Obligations, Borrower covenants and agrees that:

6.1. Reporting Requirements. Borrower shall provide to Bank and/or cause Guarantor to provide to Bank:

(a) Annual Financial Statements of Borrower. Within ninety (90) days after the last day of each fiscal year of Borrower, beginning with the fiscal year that ends December 31, 2013, financial statements showing the financial position and results of operations of Borrower as of, and for the year ended on, such last day, together with the certificate of Borrower that all of such financial statements present fairly the financial position of Borrower as of the last day of such fiscal year and the results of the operations and the cash flow of Borrower for the fiscal year then ended in conformity with GAAP, or other method of accounting acceptable to Bank. Each such financial statement shall contain at least a balance sheet of Borrower as at the end of such fiscal year and statements of income, cash flow, and retained earnings;

(b) Annual Financial Statements of Guarantor. Within ninety (90) days after the last day of each fiscal year of Guarantor, beginning with the fiscal year that ends December 31, 2013, audited (by a certified public accountant acceptable to Bank) financial statements showing the financial position and results of operations of Guarantor as of, and for the year ended on, such last day, together with (i) the unqualified opinion of such certified public accountant that such financial statements present fairly, in all material respects, the financial position of Guarantor as of the last day of such fiscal year and the results of operations and the cash flow of Guarantor for the fiscal year then ended in conformity with GAAP, or other method of accounting acceptable to Bank and with no exceptions, inconsistencies, or uncertainties described or disclosed therein; and (ii) the certificate of Guarantor that all of such financial statements present fairly the financial position of Guarantor as of the last day of such fiscal year and the results of the operations and the cash flow of Guarantor for the fiscal year then ended in conformity with GAAP, or other method of accounting acceptable to Bank. Each such financial statement shall contain at least a balance sheet of Guarantor as at the end of such fiscal year and statements of income, cash flow, and retained earnings;

(c) Monthly Financial Statements of Borrower. Within thirty (30) days after the last day of each calendar month, internally prepared financial statements of Borrower (including, but not necessarily limited to, balance sheets and a related statement of income), showing the financial position and results of operations of Borrower as of and for such month and for the period from the beginning of the current fiscal year to the last day of such month, together with a certificate executed by Borrower certifying that such financial statements present fairly the financial position of Borrower as of the last day of such periods in conformity with GAAP, or other method of accounting acceptable to Bank (except as to reasonable year end adjustments and the absence of notes with respect to interim financial statements);

(d) Quarterly Financial Statements of Guarantor. Within forty-five (45) days after the last day of each fiscal quarter of Guarantor, financial statements (10Q reports) of Guarantor prepared by a certified public accountant acceptable to Bank, including, but not necessarily limited to, balance sheets and a related statement of income, showing the financial position and results of operations of Guarantor as of and for such fiscal quarter and for the period from the beginning of the current fiscal year to the last day of such fiscal quarter, together with a certificate executed by Guarantor certifying that such financial statements present fairly the financial position of Guarantor as of the last day of such periods in conformity with GAAP, or other method of accounting acceptable to Bank (except as to reasonable year end adjustments and the absence of notes with respect to interim financial statements);

(e) Borrowing Base Certificate. Within thirty (30) days after the last day of each calendar month, a Borrowing Base Certificate as of the end of such month;

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(f) Compliance Certificate. Concurrently with the delivery of each of the financial statements referred to in Sections 6.1(c), a certificate of the chief financial officer of the General Partner of Borrower (i) stating that to the best of such Person’s knowledge, no Event of Default has occurred and is continuing, or if an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) showing in reasonable detail the calculations demonstrating compliance with Article Eight;

(g) Notice of Material Adverse Effect. As soon as possible and in any event within five (5) days after the occurrence thereof, written notice of the occurrence of any event or condition that could reasonably be expected to have a Material Adverse Effect; and

(h) General Information. Promptly, such other information concerning Borrower or any Obligated Party as Bank may from time to time reasonably request.

6.2. Insurance. Borrower will maintain insurance with financially sound and reputable insurance companies in such amounts and covering such risks as is usually carried by similar entities engaged in similar businesses and owning similar properties in the same general areas in which Borrower operates, provided that in any event Borrower will maintain workmen’s compensation insurance, property insurance, comprehensive general liability insurance, and business interruption insurance reasonably satisfactory to Bank. Each insurance policy covering Collateral shall name Bank as loss payee and shall provide that such policy will not be canceled or reduced without thirty (30) days prior written notice to Bank.

6.3. Payment of Debts. Borrower will pay or cause to be paid all of its Debt prior to the date on which penalties attach thereto (except to the extent and so long as the payment thereof is being properly contested in good faith by appropriate proceedings and adequate reserves have been established therefor).

6.4. Taxes. Borrower will promptly pay or cause to be paid when due (for the account of Bank, where appropriate) any and all Taxes due by Borrower, including, without limitation, all taxes, duties, fees, levies and other charges of whatsoever nature which have been or may be imposed by any government or by any department, agency, state, other political subdivision or taxing authority thereof or therein; provided that Borrower shall not be required to pay and discharge any such Taxes or charges so long as the validity thereof shall be contested in good faith by appropriate proceedings and Borrower shall set aside on its books adequate reserves with respect thereto and shall pay any such Taxes or charge before the property subject thereto shall be sold to satisfy any lien which has attached as security therefor.

6.5. Expenses of Bank. Borrower will reimburse Bank for all reasonable out-of-pocket costs, fees, and expenses incident to the Loan Documents or any transactions contemplated thereby, including, without limitation, all recording fees, all recording taxes, and the reasonable fees and disbursements of special counsel for Bank for negotiation and preparation of the Loan Documents, preparation and review of other documents, and providing of other legal services, from time to time, in connection herewith up through the Closing Date, and thereafter for services (a) in connection with any subsequent Advance, (b) in connection with or in anticipation of an Event of Default or otherwise in the enforcement of the Loan Documents, (c) in connection with any amendment or waiver to any of the Loan Documents, or (d) in connection with any request or action initiated by Borrower, all of which shall be and become a part of the Indebtedness.

6.6. Maintenance of Entity Existence, Assets and Business; Continuance of Present Business. Borrower will preserve and maintain its existence and all of its leases, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business. Borrower will conduct its business in an orderly and efficient manner in accordance with good business practices. Borrower will keep or cause to be kept all of Borrower’s assets which are useful and necessary in their respective businesses in good repair, working order and condition, and will make or cause to be made all necessary repairs, renewals and replacements as may be reasonably required. Borrower will carry on and conduct its business in substantially the same fields as such business is now and has heretofore been carried on.

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6.7. Books and Records. Borrower will maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP, or other method of accounting acceptable to Bank, shall be made of all dealings and transactions in relation to its business and activities.

6.8. Compliance with Applicable Laws and with Contracts. Borrower will comply with the requirements of all applicable material Laws, rules, regulations and orders of any governmental authority, except where contested in good faith and by proper proceedings. Borrower will comply in all material respects with all agreements, contracts, and instruments binding on it or affecting its properties or business.

6.9. Comply with Agreement. Borrower will fully comply with the terms, provisions and conditions of this Agreement and of all documents executed pursuant hereto.

6.10. Notice of Event of Default, Suits, and Material Adverse Effect. Upon discovery, Borrower will promptly notify Bank of any breach of any of the covenants contained in any of the Loan Documents and of the occurrence of any Default or Event of Default under any of the Loan Documents, or of the filing of any claim, action, suit or proceeding before any Tribunal agency against Borrower or any other Obligated Party which could reasonably be expected to have a Material Adverse Effect and advise Bank from time to time of the status thereof.

6.11. Information and Inspection. To the extent applicable, Borrower will furnish to Bank as soon as available copies of all of the following pertaining to Guarantor and/or Borrower (a) materials filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, or 1934, as amended, (b) reports to stockholders, and (c) press releases, and at any reasonable time any other information pertinent to any provision of this Agreement or to the business of Guarantor or Borrower which Bank may reasonably request. Borrower and Guarantor shall permit an authorized representative of Bank to visit and inspect at reasonable times any of the properties of Borrower and offices of Guarantor, and to discuss the affairs, finances, and accounts of Borrower and Guarantor with the officers and employees of Borrower or Guarantor, respectively.

6.12. Additional Information. Borrower will promptly furnish or cause to be furnished to Bank such other information not otherwise required herein respecting the business affairs, assets and liabilities of Borrower, Guarantor, the Subsidiaries and the Collateral as Bank shall from time to time reasonably request.

6.13. Asset Audit. Borrower shall permit representatives of Bank at the expense of Borrower to inspect and conduct an audit of all of Borrower’s assets and properties (both real and personal, including Accounts and Inventory); provided, however, if such audit is conducted by Bank more than once during any fiscal year, and such additional audit is not the result of the occurrence and continuation of an Event of Default, Bank shall be responsible for the fee payable to the Person that performed such additional audit.

6.14. Recorded Mortgages and Title Insurance. Borrower shall deliver to Bank within thirty (30) days after any Mortgage Paper is assigned and pledged to Bank by Borrower:

(a) the recorded Mortgage or Mortgages related to such Mortgage Paper; and

(b) the loan policy of title insurance with respect to each Finished Lot Loan or the interim construction binder with respect to each Construction Loan, issued by the title company in connection with each recorded Mortgage related to such Mortgage Paper together with such endorsements thereto as Bank may deem necessary which evidences that each Mortgage so assigned and pledged to Bank is an insured first lien.

6.15. Insurance. Borrower shall deliver to Bank at the time any Mortgage Paper is assigned and pledged to Bank by Borrower, all insurance policies and certificates of insurance necessary to evidence that the improvements described in each Mortgage have been insured against loss by fire and other casualty in the full amount of the Mortgage Loan secured by such Mortgage and Bank is shown as a loss payee in such policies, as its interests may appear.

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6.16. Environmental. Borrower shall deliver to Bank at the time any Mortgage Paper is assigned to Bank by Borrower, any and all documents, reports and assessments Borrower has received that evidence the environmental safety and soundness of the real property relating to such Mortgage Paper.

6.17. Appraisals. When Borrower delivers the balance of the Underwriting Package with respect to a Mortgage Loan being submitted to the Bank for approval hereunder, Borrower shall deliver to Bank, all appraisals relating to the property described in the Mortgage comprising a part of such Mortgage Paper, and, if Bank rejects any such appraisals for any reason, in its sole discretion, Borrower shall obtain a current appraisal of any such property, which is deemed satisfactory by Bank. If any appraisal is required or desired by Bank with respect to any property covered by a Mortgage which constitutes part of Eligible Mortgage Paper, Borrower shall, within thirty (30) days following a request therefor by Bank, furnish to Bank (at Borrower’s sole cost and expense) an appraisal with respect to such property in form, substance and by an appraising firm acceptable to Bank. In the event Borrower should fail to timely provide an acceptable appraisal pursuant to this Section 6.17, then, and in such event, Bank shall be entitled to obtain its own appraisal of such property at Borrower’s cost and expense. Unless an Event of Default exists, Borrower shall not be obligated to furnish more than one (1) appraisal during any twelve (12) month period. Bank shall further be entitled, at any time, to obtain an appraisal on its own, and at its own expense, and any such appraisal obtained by Bank may be utilized by Bank (even in lieu of other available appraisals) to undertake the loan-to-value calculations described in the definition of Eligible Mortgage Loans.

6.18. Lot Contracts and Other Purchase Contracts. Borrower shall deliver to Bank at the time any Mortgage Paper is assigned to Bank by Borrower, true and correct copies of any and all lot purchase contracts or other purchase contracts relating to the purchase and sale of all or any part of the real property serving as collateral security for such Mortgage Loan, together with true and correct copies of any modifications or amendments to such purchase contracts. Thereafter, Borrower shall promptly provide to Bank with true and correct copies of any new lot purchase contract or other purchase contract relating to any part of the real property serving as collateral security for a Mortgage Loan, and true and correct copies of any later modification or amendment of any lot purchase contract or other purchase contract.

ARTICLE 7
Negative Covenants

So long as Bank is committed to make Advances hereunder, and thereafter until payment and performance in full of all of the Indebtedness and all of the Obligations, Borrower covenants and agrees that, without the prior written consent of Bank:

7.1. Debt. Borrower will not incur, create, assume, or permit to exist, any Debt, except:

(a) Debt to Bank; and

(b) Debt which exists on the Closing Date which has been disclosed to Bank in writing prior to the Closing Date.

7.2. Contingent Liabilities. Borrower will not, directly or indirectly, assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any Person (other than Borrower) except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

7.3. Limitation on Liens. Borrower will not, directly or indirectly, incur, create, assume, or permit to exist any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except:

(a) The Permitted Liens;

(b) Encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of Borrower to use such assets in its business, and none of which is violated in any material respect by existing or proposed structures or land use;

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(c) Liens for taxes, assessments, or other governmental charges which are being contested diligently and in good faith and for which adequate reserves have been established; and

(d) Liens resulting from good faith deposits to secure payments of workmen’s compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, or contracts (other than for payment of Debt), or leases made in the ordinary course of business.

7.4. Mergers, Etc. Borrower will not, directly or indirectly (a) become a party to a merger or consolidation, or (b) purchase or otherwise acquire all or any part of the assets or shares or other evidence of beneficial ownership of any Person, (c) form a new Subsidiary or transfer assets to any Subsidiary, unless prior to the formation of or any transfer of assets to a Subsidiary, such Subsidiary executes and delivers to Bank such guaranty and/or pledge agreements as may be required by Bank, or (d) wind-up, dissolve, or liquidate.

7.5. Restricted Payments. Borrower will not, directly or indirectly, declare or pay any dividends or make any other payment or distribution (in cash, property, or obligations) on account of its equity interests, or redeem, purchase, retire, or otherwise acquire any of its equity interests, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its equity interests or for any redemption, purchase, retirement, or other acquisition of any of its equity interests, or undertake any new obligation (contingent or otherwise) to do any of the foregoing; provided, however, Borrower may declare and pay cash distributions to holders of its equity interest provided that at the time of payment of such distribution no Default exists or would result immediately after giving effect to such distribution.

7.6. Loans and Investments. Borrower will not, directly or indirectly, make any advance, loan, extension of credit, or capital contribution to or investment in, or purchase, any stock, bonds, notes, debentures, or other securities of, any Person, except:

(a) readily marketable direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition;

(b) fully insured depository accounts maintained at a commercial bank operating in the United States of America; and

(c) loans to the Mortgage Loan Obligators provided the Mortgagee Paper evidencing and securing each Mortgage Loan has been collateral assigned to Bank, in form, scope and substance satisfactory to Bank.

7.7. Limitation on Issuance of Equity. Borrower will not, directly or indirectly, at any time issue, sell, assign, or otherwise dispose of (a) any of its equity interests, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its equity interests, or (c) any option, warrant, or other right to acquire any of its equity interests.

7.8. Transactions with Affiliates. Borrower will not, directly or indirectly, enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower’s business, pursuant to a transaction which is otherwise expressly permitted under this Agreement, and upon fair and reasonable terms no less favorable to Borrower than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of Borrower.

7.9. Disposition of Assets. Borrower will not, directly or indirectly, sell, lease, assign, transfer, or otherwise dispose of any of its assets, except (a) dispositions of Inventory in the ordinary course of business, (b) dispositions, for fair value, of worn-out and obsolete equipment not necessary to the conduct of its business, and (c) dispositions of Mortgage Loans and the Mortgage Paper relating thereto which have been paid in full and no longer constitute Collateral.

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7.10. Nature of Business. Borrower will not engage in any business other than the Permitted Businesses.

7.11. Environmental Protection. Borrower will not, directly or indirectly, (a) use (or permit any tenant to use) any of its properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Material, (b) generate any Hazardous Material, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material, or (d) otherwise conduct any activity or use any of its respective properties or assets in any manner that is likely to violate any Environmental Law or create any Environmental Liabilities for which Borrower would be responsible.

7.12. No Negative Pledge. Borrower will not enter into or permit to exist any arrangement or agreement, other than pursuant to this Agreement or any Loan Document, which directly or indirectly prohibits or limits the ability of Borrower to or from creating or incurring a Lien on any of its assets, whether now owned or hereafter acquired.

7.13. Judgments. Borrower will not allow any judgment for the payment of money in excess of $50,000.00 rendered against it to remain undischarged or unsuperseded for a period of thirty (30) days during which execution shall not be effectively stayed.

7.14. Sale and Leaseback. The Borrower will not enter into, and will not permit any Subsidiary to enter into, any arrangement with any Person pursuant to which it leases from such Person real or personal property that has been or is to be sold or transferred, directly or indirectly, by it to such Person.

7.15. Prepayment of Debt. The Borrower will not prepay, and will not permit any Subsidiary to prepay, any Debt, except the Indebtedness.

7.16. Servicing Rights. Borrower will not sell or assign its servicing rights to any of the Eligible Mortgage Paper.

7.17. Actions With Respect To Mortgage Collateral. Borrower shall not:

(a) Without first obtaining the written consent of Bank, compromise, extend, release, or adjust payments on any Mortgage Collateral, accept a conveyance of mortgaged property in full or partial satisfaction of any Mortgage Collateral, or release any Mortgage securing or underlying any Mortgage Collateral;

(b) Without first obtaining the written consent of Bank, exercise any remedies on default under a Mortgage Loan, waive any rights or remedies of the lender under the Mortgage Loan, or enter into any material amendment or modification of a Mortgage Loan;

(c) Without first obtaining the written consent of Bank, consent to any amendment or modification which would substantially impair the value of lot purchase contract or other purchase contract relating to all or any part of the real property serving as collateral security for a Mortgage Loan; or

(d) Without first obtaining the written consent of Bank, transfer, sell, assign, or deliver any Mortgage Collateral pledged to Bank to any Person other than Bank.

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ARTICLE 8
Financial Covenants

Borrower covenants and agrees that, as long as any Indebtedness or Obligations or any part thereof is outstanding or Bank is under any obligation to make additional Advances under this Agreement, Borrower will, at all times, observe and perform the following financial covenants:

8.1. Borrower’s Leverage Ratio. Borrower will maintain a Leverage Ratio for Borrower of not greater than 1.50 to 1.00, tested quarterly, as of the end of each fiscal quarter of Borrower.

8.2. Guarantor’s Leverage Ratio. Guarantor will maintain a Leverage Ratio for Guarantor of not greater than 1.50 to 1.00, tested annually, as of the end of each fiscal year of Guarantor.

8.3. Minimum Balance in Cash Collateral Account. Borrower shall maintain a balance in the Cash Collateral Account of not less than THIRTY-FIVE PERCENT (35%) of the Principal Balance, tested at the time of each Advance Request (with the requested Advance being included in the Principal Balance for purposes of this test) and as of the end of each fiscal quarter of Borrower.

ARTICLE 9
Events of Default

The term “Event of Default” as used herein shall mean the occurrence of any one or more of the following events:

9.1. Payment of Indebtedness. The failure of Borrower to punctually pay the Indebtedness, or any part thereof, as the same become due in accordance with the terms of the Loan Documents, including, without limitation, the failure or refusal of Borrower to punctually pay the principal of or the interest on any Loan;

9.2. Negative and Financial Covenants. Borrower shall breach any provision of Article VII or Article VIII of this Agreement;

9.3. Misrepresentation. Any statement, representation, or warranty heretofore or hereafter made by Borrower or any other Obligated Party in this Agreement or in any other Loan Document or in any writing, or any statement or representation made in any certificate or report delivered to Bank pursuant to the Loan Documents, is false, calculated to mislead, misleading, or erroneous in any material respect at the time made;

9.4. Other Covenants. The failure or refusal of Borrower or any other Obligated Party to perform, observe, and comply with any covenant or agreement contained in any of the Loan Documents (other than as covered by Section 9.1 and Section 9.2 above) and such breach continues uncured for thirty (30) days after written notice thereof from Bank;

9.5. Voluntary Debtor Relief. Borrower or any other Obligated Party shall (a) execute an assignment for the benefit of creditors, or (b) become or be adjudicated as bankrupt or insolvent, or (c) generally not, or be unable to, or admit in writing its inability to, pay its debts generally as they become due, or (d) apply for or consent to the appointment of a conservator, receiver, trustee, liquidator, custodian or other similar official of it or all or a substantial part of its assets, or (e) file a voluntary petition, or commence any other proceeding, or other action, seeking liquidation, reorganization or dissolution, conservatorship, or seek any other arrangement with creditors or to take advantage or seek any other relief under any Debtor Relief Law now or hereafter existing, or (f) file an answer admitting the material allegations of or consenting to, or default in, a petition filed against it in any liquidation, conservatorship, bankruptcy, reorganization, rearrangement, debtor’s relief, or other insolvency proceedings, or (g) institute or voluntarily be or become a party to any other judicial proceedings intended to effect a discharge of its debts, in whole or in part, or a postponement of the maturity or the collection thereof, or a suspension of any of the Rights or powers of Bank granted in any of the Loan Documents;

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9.6. Involuntary Proceedings. Borrower or any other Obligated Party shall involuntarily (a) have an order, judgment, or decree entered against it by any Tribunal pursuant to any Debtor Relief Law that could suspend or otherwise affect any of the Rights granted to Bank in any of the Loan Documents, and such order, judgment, or decree is not permanently stayed, vacated, or reversed within thirty (30) days after the entry thereof, or (b) have a petition filed against it or any of its property seeking the benefit or benefits provided for by any Debtor Relief Law that would suspend or otherwise affect any of the Rights granted to Bank in any of the Loan Documents, and such petition is not discharged within thirty (30) days after the filing thereof;

9.7. Attachment. The failure to have discharged within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceedings against any of the material assets of Borrower or any other Obligated Party;

9.8. Other Debt. Borrower or any other Obligated Party shall default in the due and punctual payment of the principal of or the interest on any Debt (other than the Loans made hereunder) with Bank secured or unsecured, or in the due performance or observance of any covenant or condition of any agreement executed in connection therewith, and such default shall have continued beyond any period of grace or cure provided with respect thereto;

9.9. Dissolution. The dissolution of Borrower or any other Obligated Party for any reason whatsoever;

9.10. Defaults on Other Debt or Agreements. Borrower shall default in the due and punctual payment of the principal of or the interest on any Debt owing to any Person (other than Bank) having an aggregate balance (whether or not then due and payable) of $50,000.00 or more, subject to any grace and/or cure periods provided therein; or

9.11. Loan Documents. Any of the Loan Documents cease to be in full force and effect, or be enforceable by Bank in accordance with their terms.

ARTICLE 10
Certain Rights and Remedies of Bank

10.1. Rights Upon Event of Default. If any Event of Default shall occur and be continuing, Bank may without notice terminate the Commitment and declare the Indebtedness or any part thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower; provided, however, that upon the occurrence of an Event of Default under Section 9.5 or Section 9.6, the Commitment shall automatically terminate, and the Indebtedness shall become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower. If any Event of Default shall occur and be continuing, Bank may exercise all rights and remedies available to it in law or in equity, under the Loan Documents, or otherwise.

10.2. Rights Relating to Collateral.

10.2.1 Application of Proceeds. If any Event of Default shall have occurred and be continuing, Bank may at its discretion, in accordance and as provided in the Code and other applicable law, apply or use any cash held by Bank as Collateral and any cash proceeds received by Bank in respect of any sale or other disposition of, collection from, or other realization upon, all or any part of the Collateral as follows in such order and manner as Bank may elect:

(a) To the repayment or reimbursement of the reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by Bank in connection with (i) the administration of the Loan Documents, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, and (iii) the exercise or enforcement of any of the rights and remedies of Bank hereunder;

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(b) To the payment or other satisfaction of any Liens upon the Collateral;

(c) To the satisfaction of the Indebtedness;

(d) To the payment of any other amounts required by applicable law; and

(e) By delivery to Borrower or any other party lawfully entitled to receive such cash or proceeds whether by direction of a court of competent jurisdiction or otherwise.

10.2.2 Deficiency. In the event that the proceeds of any sale of, collection from, or other realization upon, all or any part of the Collateral by Bank are insufficient to pay all amounts to which Bank is legally entitled, Borrower and any Obligated Party shall be liable for the deficiency, together with interest thereon as provided in the Loan Documents.

10.2.3 Non-Judicial Remedies. In granting to Bank the power to enforce its rights hereunder without prior judicial process or judicial hearing, Borrower expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Bank to enforce its rights by judicial process. Borrower recognizes and concedes that non-judicial remedies are consistent with the usage of trade, are responsive to commercial necessity and are the result of a bargain at arm’s length. Nothing herein is intended to prevent Bank or Borrower from resorting to judicial process at either party’s option.

10.2.4 Other Recourse. Borrower waives any right to require Bank to proceed against any third party, exhaust any Collateral or other security for the Indebtedness, or to have any third party joined with Borrower in any suit arising out of the Indebtedness or any of the Loan Documents, or pursue any other remedy available to Bank. Borrower further waives any and all notice of acceptance of this Agreement. Borrower further waives any defense arising by reason of any disability or other defense of any third party or by reason of the cessation from any cause whatsoever of the liability of any third party.

10.2.5 Disclaimer of Warranties and Sales on Credit. In connection with any foreclosure sale of the Collateral, Bank may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. If Bank sells any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by Bank and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Bank may resell the Collateral and Borrower shall be credited with the proceeds of the sale.

10.2.6 License. Bank is hereby granted a license or other right to use, following the occurrence and during the continuance of an Event of Default, without charge, Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of any Event of Default, Borrower’s rights under all licenses and all franchise agreements shall inure to Bank’s benefit.

10.3. Setoff. At any time an Event of Default exists, Bank shall be entitled to exercise the Rights of setoff and/or banker’s lien against the interests of Borrower in and to each and every account and other property of Borrower which are in the possession of Bank to the extent of the full amount of the Indebtedness, whether or not any such Indebtedness is then due or matured. The rights and remedies of Bank hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Bank may have.

10.4. Performance by Bank. Should any covenant, duty, or agreement of Borrower fail to be performed in accordance with the terms of the Loan Documents, Bank may, at its option, perform or attempt to perform such covenant, duty, or agreement on behalf of Borrower. In such event, or if Bank expends any sum pursuant to the exercise of any Right provided herein, Borrower shall, at the request of Bank, promptly pay to Bank any amount expended by Bank in such performance or attempted performance, together with interest thereon at the Maximum Rate from the date of such expenditure by Bank until paid. Notwithstanding the foregoing, it is expressly understood that Bank does not assume any liability or responsibility for the performance of any duties of Borrower or Guarantor hereunder or in connection with all or any part of the Collateral.

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10.5. Diminution in Collateral Value. Bank does not assume, and shall never have, any liability or responsibility for any loss or diminution in the value of all or any part of the Collateral.

10.6. Bank Not In Control. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Bank the Right to exercise control over the affairs and/or management of Borrower, the power of Bank being limited to the Right to exercise the remedies provided in the other Sections of this Article; provided that, if Bank becomes the owner of any ownership interest of any Person, whether through foreclosure or otherwise, Bank shall be entitled to exercise such legal Rights as it may have by virtue of being an owner of such Person.

10.7. Waivers. The acceptance of Bank at any time and from time to time of part payment on the Indebtedness shall not be deemed to be a waiver of any Event of Default then existing. No waiver by Bank of any Event of Default shall be deemed to be a waiver of any other then-existing or subsequent Event of Default. No waiver by Bank of any of its Rights hereunder, in the other Loan Documents, or otherwise shall be considered a waiver of any other or subsequent Right of Bank. No delay or omission by Bank in exercising any Right under the Loan Documents shall impair such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Documents or otherwise.

10.8. Cumulative Rights. All Rights available to Bank under the Loan Documents shall be cumulative of and in addition to all other Rights granted to Bank at Law or in equity, whether or not the Obligations be due and payable and whether or not Bank shall have instituted any suit for collection, foreclosure, or other action under or in connection with the Loan Documents.

10.9. INDEMNIFICATION OF BANK. BORROWER SHALL INDEMNIFY BANK, EACH AFFILIATE OF BANK AND EACH OF ITS AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS’ FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY BORROWER OR ANY OTHER OBLIGATED PARTY OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF THE BORROWER OR ANY SUBSIDIARY, (E) THE USE OR PROPOSED USE OF ANY LETTER OF CREDIT, (F) ANY AND ALL TAXES, LEVIES, DEDUCTIONS, AND CHARGES IMPOSED ON BANK OR ANY OF BANK’S CORRESPONDENTS IN RESPECT OF ANY LETTER OF CREDIT, (G) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, RELATING TO ANY OF THE FOREGOING, OR (H) ANY HEDGE AGREEMENT. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS’ FEES) ARISING OUT OF OR RESULTING FROM THE SOLE CONTRIBUTORY OR ORDINARY NEGLIGENCE OF SUCH PERSON; PROVIDED, HOWEVER, THE INDEMNITIES PROVIDED IN THIS SECTION 10.9 DO NOT EXTEND TO LOSSES, LIABILITIES, CLAIMS, OR DAMAGES CAUSED BY BANK’S GROSS NEGLIGENCE OR MISCONDUCT.

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10.10. Limitation of Liability. Neither Bank nor any Affiliate, officer, director, employee, attorney, or agent of Bank shall have any liability with respect to, and Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Borrower hereby waives, releases, and agrees not to sue Bank or any of Bank’s Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

10.11. Servicing Rights. Upon the occurrence of an Event of Default, Bank will have the ability to take over and control all servicing rights for the Mortgage Paper assigned and pledged to the Bank.

ARTICLE 11
Miscellaneous

11.1. Headings. The headings, captions, and arrangements used in any of the Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Documents, nor affect the meaning thereof.

11.2. Articles, Sections, and Exhibits. All references to “Article,” “Articles,” “Section,” “Sections,” “Subsection,” or “Subsections” contained herein are, unless specifically indicated otherwise, references to articles, sections, and subsections of this Agreement. All references to “Exhibits” contained herein are references to exhibits attached hereto, all of which are made a part hereof for all purposes, the same as if set forth herein verbatim, it being understood that if any exhibit attached hereto, which is to be executed and delivered, contains blanks, the same shall be completed correctly and in accordance with the terms and provisions contained and as contemplated herein prior to or at the time of the execution and delivery thereof.

11.3. Number and Gender of Words. Whenever herein the singular number is used, the same shall include the plural where appropriate, and vice versa; and words of any gender shall include each other gender where appropriate.

11.4. Notices. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed, or delivered, to the address or facsimile number specified for notices on the signature page below or to such other address as shall be designated by such party in a notice to the other parties. All such other notices and other communications shall be deemed to have been given or made upon the earliest to occur of (a) actual receipt by the intended recipient or (b) (i) if delivered by hand or courier, when signed for by the designated recipient; (ii) if delivered by mail, three (3) business days after deposit in the mail, postage prepaid; and (iii) if delivered by facsimile, when sent and receipt has been confirmed. Electronic mail and internet websites may be used only to distribute only routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

11.5. Form and Number of Documents. Each agreement, document, instrument, or other writing to be furnished to Bank under any provision of this Agreement must be in form and substance and in such number of counterparts as may be satisfactory to Bank and its counsel.

11.6. Survival. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Documents shall survive all closings under the Loan Documents and shall continue in full force and effect so long as any part of the Indebtedness remains outstanding and, except as otherwise indicated, shall not be affected by any investigation made by any party. Notwithstanding anything contained herein to the contrary, the covenants, agreements, undertakings, representations, and warranties made in Section 6.5 and Section 10.9 shall survive the expiration or termination of this Agreement, regardless of the means of such expiration or termination.

Loan Agreement - Page 28

11.7. GOVERNING LAW; PLACE OF PERFORMANCE. THE LOAN DOCUMENTS ARE BEING EXECUTED AND DELIVERED, AND ARE INTENDED TO BE PERFORMED, IN THE STATE OF TEXAS, AND THE LAWS OF SUCH STATE AND OF THE UNITED STATES SHALL GOVERN THE RIGHTS AND DUTIES OF THE PARTIES HERETO AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THE LOAN DOCUMENTS, EXCEPT TO THE EXTENT OTHERWISE SPECIFIED IN ANY OF THE LOAN DOCUMENTS. THIS AGREEMENT, ALL OF THE OTHER LOAN DOCUMENTS, AND ALL OF THE OBLIGATIONS OF BORROWER UNDER ANY OF THE LOAN DOCUMENTS ARE PERFORMABLE IN COLLIN COUNTY, TEXAS. VENUE OF ANY LITIGATION INVOLVING THIS AGREEMENT OR ANY LOAN DOCUMENT SHALL BE MAINTAINED IN AN APPROPRIATE STATE OR FEDERAL COURT LOCATED IN COLLIN COUNTY, TEXAS, TO THE EXCLUSION OF ALL OTHER VENUES.

11.8. Maximum Interest. It is expressly stipulated and agreed to be the intent of Borrower and Bank at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the indebtedness evidenced by any Note or any Loan Document, and the Related Indebtedness (or applicable United States federal law to the extent that it permits Bank to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount (a) contracted for, charged, taken, reserved or received pursuant to any Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Bank related to the transaction or transactions that are the subject matter of the Loan Documents, (b) contracted for, charged, taken, reserved or received by reason of Bank’s exercise of the option to accelerate the maturity of any Note and/or any and all indebtedness paid or payable by Borrower to Bank pursuant to any Loan Document other than any Note (such other indebtedness being referred to in this Section as the “Related Indebtedness”), or (c) Borrower will have paid or Bank will have received by reason of any prepayment by Borrower of any Note or Related Indebtedness, then it is Borrower’s and Bank’s express intent that all amounts charged in excess of the Maximum Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Rate theretofore collected by Bank shall be credited on the principal balance of any Note and/or the Related Indebtedness (or, if any Note and the Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of any Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if any Note has been paid in full before the end of the stated term of any such Note, then Borrower and Bank agree that Bank shall, with reasonable promptness after Bank discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Rate, either refund such excess interest to Borrower and/or credit such excess interest against such Note and/or any Related Indebtedness then owing by Borrower to Bank. Borrower hereby agrees that as a condition precedent to any claim or counterclaim (in which event such proceeding shall be abated for such time period) seeking usury penalties against Bank, Borrower will provide written notice to Bank, advising Bank in reasonable detail of the nature and amount of the violation, and Bank shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Note to which the alleged violation relates and/or the Related Indebtedness then owing by Borrower to Bank. All sums contracted for, charged, taken, reserved or received by Bank for the use, forbearance or detention of any debt evidenced by any Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of such Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of any Note and/or the Related Indebtedness does not exceed the Maximum Rate from time to time in effect and applicable to such Note and/or the Related Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to any Note and/or any of the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Bank to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

Loan Agreement - Page 29

11.9. Ceiling Election. To the extent that Bank is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Rate payable on any such Note and/or any other portion of the Indebtedness, Bank will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent federal law permits Bank to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Bank will rely on federal law instead of such Chapter 303 for the purpose of determining the Maximum Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Bank may, at its option and from time to time, utilize any other method of establishing the Maximum Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

11.10. Invalid Provisions. If any provision of any of the Loan Documents is held to be illegal, invalid, or unenforceable under present or future Laws effective during the term thereof, such provision shall be fully severable, the appropriate Loan Document shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be effected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of such Loan Document a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

11.11. Entirety and Amendments. This instrument embodies the entire agreement between the parties relating to the subject matter hereof (except documents, agreements and instruments delivered or to be delivered in accordance with the express terms hereof), supersedes all prior agreements and understandings, if any, relating to the subject matter hereof, and may be amended only by an instrument in writing executed jointly by Borrower and Bank and supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

11.12. Multiple Counterparts. This Agreement has been executed in a number of identical counterparts, each of which constitutes an original and all of which constitute, collectively, one agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

11.13. Parties Bound. This Agreement shall be binding upon and inure to the benefit of Borrower, Bank and their respective successors and assigns; provided that Borrower may not, without the prior written consent of Bank, assign any of its Rights, duties, or obligations hereunder. No term or provision of this Agreement shall inure to the benefit of any Person other than Borrower and Bank and their respective successors and assigns; consequently, no Person other than Borrower and Bank and their respective successors and assigns, shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of Borrower or Bank to perform, observe, or comply with any such term or provision.

11.14. Bank’s Consent or Approval. Except where otherwise expressly provided in the Loan Documents, in any instance where the approval, consent or the exercise of judgment of Bank is required, the granting or denial of such approval or consent and the exercise of such judgment shall be (a) within the sole discretion of Bank, and (b) deemed to have been given only by a specific writing intended for the purpose and executed by Bank. Each provision for consent, approval, inspection, review, or verification by Bank is for Bank’s own purposes and benefit only.

11.15. Loan Agreement Governs. In the event of any conflict between the terms of this Agreement and any terms of any other Loan Document, the terms of this Agreement shall govern. All of the Loan Documents are by this reference incorporated into this Agreement.

11.16. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF BANK IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

Loan Agreement - Page 30

11.17. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

11.18. USA Patriot Act. Bank is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) and hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify, and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank to identify the Borrower in accordance with the Act.

11.19. STATUTE OF FRAUDS NOTICE. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

11.20. Partial Releases. Borrower may request Bank in writing, from time to time, but in no event in excess of four (4) times in any calendar month, to partially release Bank’s liens and security interest in a Mortgage Loan pledged to the Bank (i.e., Bank will reassign without warranty or recourse such Mortgage Loan to Borrower). Any such partial release shall be conditioned upon:

(i) receipt by Bank of a written request for such release at least five (5) days prior to the date the Bank is requested to execute and deliver the partial release;

(ii) such partial release is in form and substance acceptable to Bank and is documented, recorded and otherwise accomplished without cost to Bank;

(iii) receipt by Bank of a payment from Borrower, in good and immediately available funds, in an amount, acceptable to Bank, sufficient, if necessary, to reduce the unpaid principal balance of the Note to an amount less than the Borrowing Limit (calculated without the Mortgage Loan to be released); and

(iv) at the time of the partial release and after giving effect thereto, no Event of Default shall exist, and no event or condition exists which constitutes, or with notice or lapse of time (or both) would constitute, an Event of Default.

REMAINDER OF PAGE LEFT BLANK – SIGNATURE PAGE FOLLOWS

Loan Agreement - Page 31

EXECUTED to be effective as of the date first written above.

BANK:

LEGACYTEXAS BANK
By:___________________________________________________
Name:_________________________________________________
Title:__________________________________________________

Address for Notices:

100 Throckmorton Street, Suite 1510
Fort Worth, Texas 76102
Attn: Alice Anne Brown

BORROWER:

UDF IV FINANCE VII, L.P., a Delaware limited partnership

By:	UDF IV FINANCE VII MANAGER, LLC, a Delaware limited liability company, its General Partner

By:	UNITED DEVELOPMENT FUNDING IV, a real estate investment trust organized under the laws of the State of Maryland, its Managing Member

By:
David A. Hanson, Chief Operating Officer

Address for Notices:

1301 Municipal Way, Suite 200
Grapevine, Texas 76051
Attn: Melissa Youngblood

Loan Agreement - Page 32

INDEX TO EXHIBITS

Exhibit	Description of Exhibit

A	Borrowing Base Report
B C	Compliance Certificate Collateral Assignment of Note and Liens
D	Mortgage Assignment
E	Allonge

INDEX TO SCHEDULES

Description of Schedules

Schedule 1 – Additional Conditions Precedent
Schedule 2 – Disclosure Schedule

Loan Agreement - Index of Exhibits

EXHIBIT A

BORROWING BASE REPORT

For Month Ended: ___________________ (the “Subject Month”)

Bank: LEGACYTEXAS BANK

Borrower: UDF IV FINANCE VII, L.P., a Delaware limited partnership

This certificate is delivered under the Loan Agreement (as the same may have been amended, renewed, restated, extended, supplemented or modified from time to time, the “Agreement”) dated as of August 5, 2013, between Borrower and Bank. Capitalized terms used in this certificate shall, unless otherwise indicated, have the meanings set forth in the Agreement. On behalf of Borrower, the undersigned certifies to Bank on the date hereof that (a) no Default or Event of Default has occurred and is continuing, (b) a review of the activities of Borrower during the Subject Month has been made under my supervision with a view to determining the amount of the current Borrowing Base, (c) the Eligible Mortgage Loans included in the Borrowing Base below meet all conditions to qualify for inclusion therein as set forth in the Agreement, and all representations and warranties set forth in the Agreement with respect thereto are true and correct in all material respects, and (d) the information set forth below hereto is true and correct as of the last day of the Subject Month.

LINE				AT END OF SUBJECT MONTH
1.	Total Mortgage Loans (less discounts)			$__________
2.	LESS Ineligible Mortgage Loans LESS ALL MORTGAE LOANS THAT DO NOT COMPLY WITH ANY OF THE FOLLOWNG REQUIREMENTS:
	a.	The Mortgage Paper relating to the Mortgage Loan is effectively assigned and pledged to Bank and in respect of which Bank has a first perfected Lien not subject to any other Liens or claims of any kind	$__________
	b.	The original executed Mortgage Note and an executed copy of the Mortgage relating to the Mortgage Loan and copies of all other Mortgage Paper related to the Mortgage Loan have been delivered to Bank and the original Mortgage Note has been endorsed payable to the order of Bank pursuant to an Allonge executed by Borrower	$__________
	c.	Bank has received and approved the appraisal relating to the Finished Lot subject to the Mortgage securing the Mortgage Loan and the appraised value set forth in the appraisal is acceptable to Bank	$__________
	d.	The Mortgage Loan is secured by a first and prior deed of trust lien encumbering a Finished Lot or Finished Lots	$__________
	e.	The Mortgage Loan is not a Construction Loan or a Development Loan unless the Development Project is completed resulting in Finished Lots	$__________
	f.	The Mortgage Loan is not secured by a “ contract for deed”	$__________
	g.	The Mortgage Loan is current with respect to all scheduled payments of principal and accrued interest and no default exists thereunder	$__________
	h.	The Mortgage Paper relating to the Mortgage Loan has not been modified or amended to waive or defer any scheduled payment thereunder	$__________
	i.	The real property serving as collateral security for the Mortgage Loan lies in the State of Texas, except as otherwise approved by Bank in writing; and the real property consists entirely of Finished Lots located in a subdivision located in the State of Texas approved by Bank in writing	$__________
	j.	Each related Mortgage Note and Mortgage relating to the Mortgage Loan is genuine and is the legal, valid, binding and enforceable obligation of a Mortgage Loan Obligor, not subject to a right of rescission, set-off, counterclaim or defense	$__________
	k.	The Mortgage Note relating to the Mortgage Loan has not been extinguished under relevant state law in connection with a judgment of foreclosure or foreclosure sale or otherwise
	l.	The Mortgage relating to the Mortgage Loan is insured as a first and prior lien on the mortgaged property covered thereby by a loan policy of title insurance, issued by a title insurance company acceptable to Bank in an amount not less than the original principal amount of the Mortgage Note secured thereby	$__________
	m.	The mortgaged property subject to the Mortgage relating to the Mortgage Loan is not the subject to a foreclosure proceeding	$__________
	n.	The Mortgage Loan Obligor of the Mortgage Loan is not subject to a bankruptcy or insolvency proceeding	$__________

Exhibit A

LINE				AT END OF SUBJECT MONTH
	o.	If the Mortgage Loan is a Development Loan, construction and development of the Development Project subject to the Mortgage securing the Mortgage Loan has been completed, resulting in Finished Lots	$__________
3.	Total Ineligible Mortgage Loans add Lines 2(a) through 2(q)			$__________
4.	Total Eligible Mortgage Loans (See Schedule attached for unpaid principal balance of each Eligible Mortgage Loans) Line 1 minus Line 3			$__________
5.	Multiplied by: Borrowing Base factor of 65%			65%
6.	Borrowing Base (for Unpaid Principal of Eligible Mortgage Loans) Line 4 x Line 5			$__________
7.	Total aggregate appraised value of Finished Lots subject to an Eligible Mortgage			$__________
8.	Multiplied by: Borrowing Base Factor of 65%			65%
9.	Borrowing Base (based on Appraised Value) Line 7 x Line 8			$__________
10.	Borrowing Base (lesser of Line 6 or Line 9)			$__________
11.	Amount of Commitment			$__________
12.	Principal Balance of Note			$__________
13.	Borrowing Limit (lesser of Line 10 or Line 11)			$__________
14.	Line 13 – Line 12 (Amount available for Advances, if positive, or amount to be repaid, if negative)			$__________

UDF IV FINANCE VII, L.P., a Delaware limited partnership

By:	UDF IV FINANCE VII MANAGER, LLC, a Delaware limited liability company, its General Partner

By:	UNITED DEVELOPMENT FUNDING IV, a real estate investment trust organized under the laws of the State of Maryland, its Managing Member

By:
David A. Hanson, Chief Operating Officer

Exhibit A

EXHIBIT B

COMPLIANCE CERTIFICATE

FOR [MONTH] [QUARTER] ENDED [______] [(THE “SUBJECT MONTH”)] [(THE “SUBJECT QUARTER”)]

BANK:	LEGACYTEXAS BANK

BORROWER:	UDF IV FINANCE VII, L.P., a Delaware limited partnership

This Certificate is delivered under the Loan Agreement (the “Agreement”) dated as of August 5, 2013, between Borrower and Bank as such may have been amended, supplemented or replaced. Capitalized terms used in this Certificate shall, unless otherwise indicated, have the meanings set forth in the Agreement. On behalf of Borrower, the undersigned certifies to Bank on the date hereof that (a) no Default or Event of Default has occurred and is continuing, (b) all representations and warranties of Borrower contained in the Agreement and in the other Loan Documents are true and correct in all material respects, and (c) the information set forth below hereto is true and correct as of the last day of the Subject [Month] [Quarter]:

	DESCRIPTION OF COVENANT	CALCULATION AS OF

(1)	Leverage Ratio of not greater than 1.5 to 1.0 (Section 8.1 of Agreement)(QUARTERLY)		to 1.0

(2)	Guarantor Leverage Ratio of not greater than 1.5 to 1.0 (Section 8.2 of Agreement)(ANNUAL)		to 1.0

(3)	Cash Collateral Account Balance of not less than 35% of the Principal Balance of the Note (Section 8.3 of Agreement)(PER QTR AND PER ADVANCE)	$

UDF IV FINANCE VII, L.P., a Delaware limited partnership

By:	UDF IV FINANCE VII MANAGER, LLC, a Delaware limited liability company, its General Partner

By:	UNITED DEVELOPMENT FUNDING IV, a real estate investment trust organized under the laws of the State of Maryland, its Managing Member

By:
David A. Hanson, Chief Operating Officer

Exhibit B

EXHIBIT C

COLLATERAL ASSIGNMENT OF NOTE AND LIENS

WHEN RECORDED MAIL TO: LEGACYTEXAS BANK 707 E. Arapaho Road Richardson, Texas 75081 Attn: Collateral Department	SPACE ABOVE THIS LINE FOR RECORDER’S USE Note to Clerk: Cross reference to Document Nos. ___________(Deed of Trust), and ___________(Assignment), Official Public Records, ___________ County, Texas

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

COLLATERAL ASSIGNMENT OF NOTES AND LIENS AND

SECURITY AGREEMENT

THIS COLLATERAL ASSIGNMENT of Notes and Liens and Security Agreement is dated as of August 5, 2013, by UDF IV FINANCE VII, L.P., a Delaware limited partnership (“Assignor”) to LEGACYTEXAS BANK (“Lender”).

W I T N E S S E T H:

The Assignor for good and valuable consideration, the receipt whereof is hereby acknowledged, hereby grants to Lender a security interest or an assignment, as the case may be, in and to the promissory notes more particularly described in Exhibit “A” attached hereto and made a part hereof for all purposes, (hereinafter called the “Collateral Notes”), any and all documents now or hereafter executed in connection with the Collateral Notes and all liens, security interests, assignments, mortgages and guaranties accruing or to accrue to the benefit of Assignor with respect to the Collateral Notes (hereinafter collectively called the “Collateral Security”) covering the real property more particularly described in Exhibit “B” attached hereto and made a part hereof (the “Property”); and together with all rights, powers, privileges benefits and remedies arising under the Collateral Notes and the related Collateral Security, including without limitation, all casualty insurance policies, and all moneys, income, proceeds and benefits attributable or accruing to the Collateral Notes or Collateral Security (the “Related Instruments” and together with the Collateral Notes and the Collateral Security, hereinafter sometimes called the “Collateral”).

1. Secured Indebtedness. This Collateral Assignment is executed, acknowledged and delivered as security for and to secure the full, prompt and complete payment as and when the same becomes due and payable of all sums owing and to be owing on and under the following, together with any renewals, extensions or rearrangements thereof (hereinafter collectively called the “Indebtedness”):

(a) The payment of the “Indebtedness”, as defined in that certain Loan Agreement dated of even date herewith between Lender and Assignor (as may be amended, modified or restated from time to time, the “Loan Agreement”) including, without limitation, the payment of the Note (as defined in the Loan Agreement);

(b) Payment of all other sums with interest thereon, if any, becoming due and payable to Lender under the Loan Agreement, this Collateral Assignment or any document executed in connection therewith or relating thereto; and

Exhibit C

(c) The performance and discharge of each and every obligation, covenant and agreement of the Assignor contained herein or in the Loan Agreement or in any agreement now or hereafter entered into by Assignor, as security for or in connection with this Collateral Assignment or the Loan Agreement.

If Assignor fully pays the Indebtedness as the same becomes due and payable, this conveyance shall become null and void, and Lender will reassign to Assignor, without recourse, the Collateral Notes and all rights and liens conveyed hereby and Lender agrees to execute all documents necessary to reassign the Collateral Notes to Assignor. Otherwise, this conveyance is to remain in full force and effect.

2. Representations and Warranties of Assignor. Assignor hereby represents and warrants to Lender that:

(a) Assignor is the legal owner and holder of the Collateral Notes;

(b) The Collateral Notes, Collateral Security and Related Instruments are valid and enforceable and have not been altered, modified or amended in any manner whatsoever;

(c) Assignor has not assigned, mortgaged or hypothecated any Collateral Note, the indebtedness evidenced thereby or any of the liens or security interests securing same or any guaranty therefor, except to Lender pursuant to this Collateral Assignment;

(d) The unpaid principal amount of each Collateral Note shown on Exhibit “A” is still owing and unpaid on such Collateral Note;

(e) Assignor has the full right and unqualified authority to transfer and convey the Collateral Notes, the indebtedness evidenced thereby and the Collateral Security and Related Instruments in the manner and for the purposes herein set forth;

(f) Intentionally omitted;

(g) The Collateral Notes are current and in good standing in all respects;

(h) No default exists under the Collateral Security or any other instrument securing or guaranteeing the payment of the Collateral Notes;

(i) The Collateral Notes are not subject to any credits or offsets not shown by proper endorsement on the Collateral Notes; and

(j) Assignor has or shall notify the maker of each Collateral Note and any assumptor of any Collateral Note of this Collateral Assignment.

3. Covenants of Assignor. Assignor hereby covenants and agrees that:

(a) Assignor will not enter into any other assignment, pledge, or security agreement covering the Collateral so long as any of the Indebtedness remains unpaid, except any such security agreement in favor of Lender. Assignor will not sell or offer to sell or transfer the Collateral or any interest therein as long as the Indebtedness remains unpaid.

(b) Assignor will defend the Collateral against the claims and demands of all persons or entities claiming the same or any part thereof or interest therein.

Exhibit C

(c) Until the full and complete payment of all of the Indebtedness, Lender is hereby fully authorized and empowered upon the occurrence of any Event of Default under the Loan Agreement:

(i) to receive, collect and demand payment directly from the maker of each Collateral Note of all sums and amounts payable on or with respect to the Collateral Notes; and

ii) to exercise and enforce all of the other rights, powers and remedies of the holder of the Collateral Notes, including (but not by way of limitation) the right to demand payment of the Collateral Notes in the event of any default thereunder and to enforce the Collateral Security and Related Instruments, including without limitation, the foreclosure of any deed of trust comprising part of the Collateral Security.

In the event Lender forecloses the liens securing any of the Collateral Notes and Lender becomes the owner of the property foreclosed, then Lender and Assignor shall execute an appropriate instrument evidencing a lien for the benefit of Lender covering such property and securing the Indebtedness. In the event Lender, at its option and in writing, authorizes Assignor to enforce the collection of any of the Collateral Notes and to foreclose the liens securing same, then Assignor shall immediately pay over to Lender all sums received from the enforcement of such liens and in the event Assignor becomes owner of the property pledged as security for any such Collateral Note, then Lender shall automatically have a lien or security interest covering such property to secure the Indebtedness and Assignor shall immediately execute an appropriate instrument evidencing same.

(d) After the occurrence of an Event of Default, Assignor will hold all monies, income, payments, or benefits attributable or accruing to the Collateral Notes in trust for Lender and will not commingle with any other property or moneys of Assignor and will promptly deliver the same to Lender in the form received.

(e) Lender is under no obligation to enforce the collection of the Collateral Notes and shall not be liable for any neglect or failure to take action with reference to the Collateral Notes; and none of the rights, powers, or liens hereunder shall be prejudiced or affected by any neglect, failure or omission as to any such matters.

(f) Assignor will:

(i) perform or cause to be performed all of the terms, covenants and conditions on its part to be performed under the Collateral Notes and each of the Collateral Security and Related Instruments;

(ii) promptly notify Lender in writing of (x) the occurrence of any event of default (after the lapse of any applicable grace period) in the observance or performance of any of the terms, covenants and conditions to be performed under any of the Collateral Notes or under any of the Collateral Security and Related Instruments, and (y) the giving of any notice of any such default or event of default; and

(iii) whenever required by Lender, at the sale cost and expense of Assignor, take all such action as may be so requested to enforce or secure the performance of any term, covenant or condition of any of the Collateral Security and Related Instruments and to exercise any right of Assignor under any of the Collateral Security and Related Instruments.

(g) Assignor will not, without the prior written consent of Lender:

(i) reduce any payment required to be made to Assignor and/or Lender under any of the Collateral Notes;

(ii) revise, alter, modify, amend or change any of the Collateral Notes in any way, either orally or in writing;

Exhibit C

(iii) waive any condition in respect of, or release any person with respect to, any of the Collateral Notes, the Collateral Security and Related Instruments or the performance or observance of any material obligation or condition thereunder including, without limitation, any waiver or deferral of any scheduled payments thereunder;

(iv) amend, modify or waive any of the terms of any of the Collateral Security and Related Instruments or release any collateral for any of the Collateral Notes, either orally or in writing; or

(v) if Lender shall consent to any renewal, modification, extension or rearrangement of any of the Collateral Notes, Assignor shall immediately endorse any note given in renewal, modification, extension or rearrangement of or substitution for the Collateral Note payable to the order of Lender and shall immediately deposit such note with Lender. Thereafter, such note shall be considered part of such Collateral Note for all purposes of this Collateral Agreement.

(h) Lender shall not be responsible in any way for any depreciation in the value of the Collateral Notes or Collateral Security and Related Instruments, nor shall any duty or responsibility whatsoever rest upon Lender to take any steps to preserve rights against prior parties or to enforce collection of the Collateral Notes or Security Instruments by legal proceedings or otherwise, the sale duty of Lender, its successors and assigns, being to receive collections, remittances and payments on the Collateral Notes or Collateral Security and Related Instruments as and when made and received by Lender, and, at Lender's option, to apply the amount or amounts so received, after deduction of any collection costs incurred, as payment upon any of the Indebtedness or to hold the same for the account and order of Assignor.

(i) Regardless of any of the provisions contained in the Collateral Notes, this Collateral Assignment, or any other instrument had and to be had in connection with or as security for the payment of the Indebtedness, the Indebtedness shall be promptly paid in accordance with the provisions of the Note and the Loan Agreement, and the Indebtedness in all events is and shall be the firm and absolute obligation of Assignor to pay in the amounts, at the times, and in the manner provided therein not contingent upon or limited to any revenues or proceeds payable and to be payable to Lender under the provisions hereof.

(j) Assignor shall pay the reasonable fees and expenses of counsel for the Lender in connection with this Collateral Assignment and all transactions pursuant hereto. Assignor will, upon request, promptly reimburse the Lender for all amounts expended, advanced or incurred by the Lender to satisfy any obligation of the Assignor under this Collateral Assignment, or to collect the Indebtedness, or to enforce the rights of the Lender under this Collateral Assignment or any other instrument referred to or mentioned herein or executed or to be executed in connection herewith, together with interest thereon at the rate provided in the Note for past due principal and interest on each such amount from the date that the same is expended, advanced or incurred by the Lender until the date it is repaid to the Lender.

4. Events of Default. Assignor shall be in default under this Collateral Assignment upon the occurrence of any Event of Default under the Loan Agreement.

5. Remedies.

(a) Upon the occurrence of an Event of Default, Lender may elect to declare the Indebtedness immediately due and payable in full, Assignor hereby expressly waiving, demand, presentment, notice of non-payment, protest, notice of dishonor, notice of intent to accelerate, notice of acceleration or any other notice whatsoever.

(b) Upon the occurrence of an Event of Default, and at any time thereafter, Lender shall have the right to sell the Collateral Notes and the other Collateral, together with the security therefor, at any private or public sale or exercise any other rights or remedies permitted by the Texas Business and Commerce Code or otherwise available to Lender at law or in equity, all of which shall be deemed cumulative, and Lender shall transfer to the purchaser at any such sale the Collateral Notes and the other Collateral, together with the security therefor, and the recitals in such transfer shall be prima facie evidence of the truth of the matters therein stated and all prerequisites to such sale required hereunder and under applicable laws shall be presumed to have been performed.

Exhibit C

In this connection, Lender is and shall be fully subrogated to all rights and liens existing unto and in favor of the Assignor and the provisions of the Collateral Security and Related Instruments and in the event of a default hereinabove mentioned, Lender shall be entitled to continue to collect the amounts owing under the Collateral Notes and Collateral Security and Related Instrument and to foreclose said rights and liens and to have the properties covered by said instruments sold, in whole or in part, or to exercise any other remedies in the manner and under the terms and conditions provided in said instruments.

All of the collections or proceeds from the exercise of the rights and remedies referred to in this Paragraph 5 will be applied by Lender, first to the payment of the expenses of said sale, including reasonable attorneys' fees, if any, and then to the payment of the accrued but unpaid interest on the Indebtedness and then to the unpaid principal of the Note and the Indebtedness and the balance, if any, to the person or persons legally entitled thereto under applicable laws.

(c) The requirement of reasonable notice to Assignor shall be met if such notice is mailed, postage prepaid, to:

UDF IV Finance VII, L.P.

1301 Municipal Way, Suite 200

Grapevine, Texas 76051

Attn: Melissa Youngblood

at least ten (10) days before the date of any public sale or at least ten (10) days before the time after which any private sale or other disposition is to be made.

(d) The security interest and liens herein created shall not be affected by, or affect any other security taken for, payment and performance of the Indebtedness, or any part thereof, and the holder of the Indebtedness shall not be limited by any election of remedies if such holder chooses to foreclose this security interest and lien by suit. The right to sell under the terms hereof also shall exist cumulative with any such suit, and one method shall not bar the other, but both maybe exercised at the same or different times, nor shall one be a defense to the other.

(e) Lender shall have the power to endorse and hereby is appointed Assignor's agent and attorney-in-fact for the purpose of doing any and every act which Assignor is obligated to do by this Collateral Assignment and to exercise all rights of Assignor relating to the Collateral Security or the Related Instruments, including endorsing in the name of Assignor any of the Collateral Notes or any instrument securing payment thereof or relating thereto, or exercising, signing, transferring or delivering in the name of Assignor any instruments or documents which may be received in payment or on account of the Indebtedness or necessary to evidence, perfect or realize upon the security interest and lien or obligations created by this Collateral Assignment and to do all other acts necessary to preserve and protect the Collateral or to protect Lender's security interest in the Collateral.

6. Miscellaneous.

(a) All rights, liens, privileges, powers, remedies and securities existing and to exist under this and in any and all instruments had and to be had in connection with any of the Indebtedness, in law and/or in equity, are and shall be cumulative one of the other and not exclusive. In the event any portion or provisions hereof be found, held or declared to be unenforceable or invalid for any reason by a court of competent jurisdiction, the same shall not affect any of the other provisions hereof.

(b) The provisions hereof shall extend to and be binding upon the respective successors and assigns of Assignor and the Lender.

(c) This Collateral Assignment shall be governed by, construed and interpreted in accordance with the laws of the State of Texas and applicable law of the United States of America.

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Exhibit C

WITNESS THE EXECUTION HEREOF as of the date set forth above.

ASSIGNOR:

UDF IV FINANCE VII, L.P., a Delaware limited partnership

By:	UDF IV FINANCE VII MANAGER, LLC, a Delaware limited liability company, its General Partner

By:	UNITED DEVELOPMENT FUNDING IV, a real estate investment trust organized under the laws of the State of Maryland, its Managing Member

By:
David A. Hanson, Chief Operating Officer

* * * * * * *

STATE OF TEXAS	§
§
COUNTY OF	§

This instrument was acknowledged before me on the _____ day of August, 2013, by David A. Hanson, Chief Operating Officer of UNITED DEVELOPMENT FUNDING IV, a real estate investment trust organized under the laws of the State of Maryland, Managing Member of UDF IV FINANCE VII MANAGER, LLC, a Delaware limited liability company, General Partner of UDF IV FINANCE VII, L.P., a Delaware limited partnership, known to me to be the person who executed this agreement in the capacity and for the purposes therein stated.

Notary Public, State of Texas

My Commission Expires

List of Exhibits:

A	-	Collateral Security and Related Documents
B	-	Property Description

Exhibit C

EXHIBIT “A” TO COLLATERAL ASSIGNMENT

COLLATERAL SECURITY AND RELATED DOCUMENTS

$______________ Loan: all documents are dated as of ____________, 20___ unless indicated otherwise:

1.	Loan Agreement dated as of _____________, by and among United Development Funding IV, a Maryland real estate investment trust (“UDF IV”), ______________, a ______________ (“Borrower”), __________________ (“__________”), ______________, a ______________ (“__________”) and ____________ (“___________”).

2.	Secured Promissory Note dated effective as of ______________, 20___, executed by Borrower, and payable to the order of UDF IV, in the original principal amount of ____________ and No/100 Dollars ($________________).

3.	Deed of Trust, Assignments of Leases and Rents, Security Agreement and Fixture Filing dated effective as of ____________, 20___, executed by Borrower, in favor of _____________ as the trustee, for the benefit of UDF IV, recorded on ____________, 20___, as Instrument No. ____________ in the Official Public Records of ___________ County, Texas.

4.	UCC-1 Financing Statement naming UDF IV, as the secured party, and Borrower as the debtor, filed on ___________, 20____, as Instrument No. _______________, with the Texas Secretary of State.

5.	All title insurance policies, fire and extended coverage and general public liability insurance policies, surveys, plans, engineering reports, environmental reports, soil studies, appraisals, payment histories, payment ledgers and all documents, studies, reports, certificates, affidavits, agreements delivered in connection with the loan evidenced by the Note.

NOTE: The foregoing note, deed of trust and other loan documents were transferred and assigned from United Development Funding IV, a real estate investment trust organized under the laws of the State of Maryland, to UDF IV Finance VII, L.P., a Delaware limited partnership, pursuant to that certain Assignment of Note, Deed of Trust and Loan Documents dated on or about of even date herewith, executed by United Development Funding IV, as assignor, and UDF IV Finance VII, L.P., as assignee, and recorded or to be recorded with the County Clerk in the Official Public Records.

Exhibit C

EXHIBIT D

mortgage assignment

STATE OF TEXAS	)
COUNTY OF _____________	)

THAT UDF IV FINANCE VII, L.P., a Delaware limited partnership (“Assignor”), for and in consideration of the sum of Ten and 00/100 Dollars ($10.00) in hand paid to Assignor by LEGACYTEXAS BANK (“Assignee”), the receipt and sufficiency of which are hereby acknowledged and confessed, has, with full recourse and warranty, SOLD, ASSIGNED, TRANSFERRED, ENDORSED and DELIVERED, and by these presents does hereby, with recourse, SELL, ASSIGN, TRANSFER, ENDORSE, and DELIVER unto Assignee the certain promissory note(s) (as subsequently renewed, extended and modified, the “Notes”) described as follows:

See Exhibit “A” attached hereto and made part hereof by reference, secured by, among other things, a deed of trust lien affecting the real property described on Exhibit B attached hereto and made a part hereof by reference.

For the same consideration, Assignor has BARGAINED, SOLD, ASSIGNED, TRANSFERRED and CONVEYED, and does hereby BARGAIN, SELL, ASSIGN, TRANSFER and CONVEY unto Assignee, all right, title and interest in and to any and all guarantees, mortgages, deeds of trust, security agreements, liens, mortgagee title insurance policies and equities existing and to exist in connection with or as security for the said promissory notes, including, without limitation, those certain deed of trust and mortgage instruments described on Exhibit “A” attached hereto and made part hereof by reference (the “Collateral Security”).

This Assignment incorporates all of the covenants, representations and warranties with respect to the Notes and the Collateral Security contained in that certain Collateral Assignment of Notes and Liens and Security Agreement dated as of August 5, 2013 executed by Assignor in favor of Assignee which shall inure to the benefit of Assignee and Assignee’s successors and assigns.

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Exhibit D

IN WITNESS WHEREOF, Assignor has caused this instrument to be executed as of (although not necessarily on) the ____ day of________________, 201____.

ASSIGNOR:

UDF IV FINANCE VII, L.P., a Delaware limited partnership

By:	UDF IV FINANCE VII MANAGER, LLC, a Delaware limited liability company, its General Partner

By:	UNITED DEVELOPMENT FUNDING IV, a real estate investment trust organized under the laws of the State of Maryland, its Managing Member

By:
David A. Hanson, Chief Operating Officer

* * * * * * *

STATE OF TEXAS	§
§
COUNTY OF	§

This instrument was acknowledged before me on the _____ day of ______________, 201____, by David A. Hanson, Chief Operating Officer of UNITED DEVELOPMENT FUNDING IV, a real estate investment trust organized under the laws of the State of Maryland, Managing Member of UDF IV FINANCE VII MANAGER, LLC, a Delaware limited liability company, General Partner of UDF IV FINANCE VII, L.P., a Delaware limited partnership, known to me to be the person who executed this agreement in the capacity and for the purposes therein stated.

Notary Public, State of Texas

My Commission Expires

[ S E A L ]

List of Exhibits:

A	-	Description of Mortgage Paper
B	-	Description of Real Property

Exhibit D

EXHIBIT E

FORM OF ALLONGE TO PROMISSORY NOTE

ALLONGE TO PROMISSORY NOTE

Allonge attached to Promissory Note dated _______________, 2013, executed by ___________________________, payable to the order of UDF IV FINANCE VII, L.P., a Delaware limited partnership, in the original principal amount of $__________________________.

PAY TO THE ORDER OF LEGACYTEXAS BANK.

UDF IV FINANCE VII, L.P., a Delaware limited partnership

By:	UDF IV FINANCE VII MANAGER, LLC, a Delaware limited liability company, its General Partner

By:	UNITED DEVELOPMENT FUNDING IV, a real estate investment trust organized under the laws of the State of Maryland, its Managing Member

By:
David A. Hanson, Chief Operating Officer

Exhibit E

SCHEDULE ONE

ADDITIONAL CONDITIONS PRECEDENT

1.	Borrowing Base Certificate prepared as of Closing Date.

Schedule One

SCHEDULE TWO

DISCLOSURE SCHEDULE

Permitted Liens Not Otherwise Disclosed: None.

Trade names (Sections 5.1): None.

Tribunal Proceedings (Section 5.4): None.

Subsidiaries (Section 5.10): None.

Other Debt (Section 5.11): None.

Environmental Matters (Section 5.13): None.

Locations (Section 5.14): 1301 Municipal Way, Suite 200, Grapevine, TX 76051.

Intellectual Property (Section 5.16): None.

Schedule Two